UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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BILL BARRETT CORPORATION

(Name of the Registrant as Specified in its Charter)

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1099 18th Street, Suite 2300

Denver, Colorado 80202

(303) 293-9100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held May 10, 2012

The 2012 annual meeting of shareholders of Bill Barrett Corporation (the “Company”) will be held on May 10, 2012 at 9:30 a.m. (Denver time) at The Westin Denver Downtown, Tabor Auditorium, 1672 Lawrence Street, Denver, CO 80202, for the following purposes:

1.	To elect two Class II directors and one Class III director to our Board of Directors to hold office until the annual meetings of shareholders to be held in the years 2015 and 2013, respectively, and thereafter until their successors are duly elected and qualified;

2.	To consider and vote upon a proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers;

3.	To consider a proposal to amend and restate our certificate of incorporation to provide for the annual election of all directors;

4.	To consider a proposal to amend and restate our certificate of incorporation to eliminate supermajority voting requirements;

5.	To consider and vote upon a proposal to approve our 2012 Equity Incentive Plan; and

6.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2012.

Only the shareholders of record as shown on our transfer books at the close of business on March 13, 2012 are entitled to notice of, and to vote at, the annual meeting of shareholders and any adjournment or postponement of the meeting.

Our proxy statement is attached. Financial and other information concerning us is contained in our Annual Report on Form 10-K for the year ended December 31, 2011. Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2011 Annual Report on Form 10-K are available at our website at www.billbarrettcorp.com/annualreports.html. In addition, and in accordance with SEC rules, you may access our proxy statement at https://materials.proxyvote.com/06846N, which does not have “cookies” that identify visitors to the site.

Your vote is important. Regardless of whether you expect to attend the meeting in person, please vote your shares via the Internet at www.proxyvoting.com/bbg, in accordance with the instructions provided on the website, by calling our toll-free number, or by completing, dating, signing and returning promptly the enclosed proxy card in the accompanying envelope (which requires no postage if mailed in the United States) in accordance with the instructions on the proxy card. You may revoke your proxy at any time before it is exercised by delivering written notice of revocation to us, by substituting a new proxy executed at a later date, or by requesting, in person at the shareholders meeting, that the proxy be returned to you.

The Board of Directors recommends shareholders vote FOR each of the two Class II director nominees and the one Class III director nominee and FOR Proposals 2, 3, 4, 5 and 6.

ALL SHAREHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS.

By the Board of Directors

Francis B. Barron
Secretary

Denver, Colorado

April [    ], 2012

1099 18th Street, Suite 2300

Denver, Colorado 80202

(303) 293-9100

PROXY STATEMENT

For the Annual Meeting of Shareholders

to be held May 10, 2012

This proxy statement is provided in connection with the solicitation of proxies on behalf of the Board of Directors of Bill Barrett Corporation, a Delaware corporation, to be voted at our annual meeting of shareholders to be held at 9:30 a.m. (Denver time) on May 10, 2012 at The Westin Denver Downtown, Tabor Auditorium, 1672 Lawrence Street, Denver, CO 80202, or at any adjournment or postponement of the meeting. We anticipate that this proxy statement and the accompanying proxy card will be first mailed or given to shareholders on or about April 4, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 10, 2012. This proxy statement is available at https://materials.proxyvote.com/06846N.

ABOUT THE MEETING

What is the purpose of the meeting?

The purpose of the meeting is:

1.	To elect two Class II directors and one Class III director to our Board of Directors to hold office until the annual meetings of shareholders to be held in the years 2015 and 2013, respectively, and thereafter until their successors are duly elected and qualified;

2.	To consider and vote upon a proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers;

3.	To consider a proposal to amend and restate our certificate of incorporation to provide for the annual election of all directors;

4.	To consider a proposal to amend and restate our certificate of incorporation to eliminate the supermajority voting requirements;

5.	To consider and vote upon a proposal to approve our 2012 Equity Incentive Plan; and

6.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2012.

Am I entitled to vote at the meeting?

Only shareholders of record on March 13, 2012, the record date for the meeting, are entitled to receive notice of and to vote at the meeting. As of the close of business on March 13, 2012, there were [                    ] outstanding shares of common stock entitled to vote at the meeting, with each share of common stock entitling the holder of record on such date to one vote.

What are my voting rights as a shareholder?

Shareholders are entitled to one vote for each share of our common stock that they own as of the record date. Shareholders may not cumulate their votes in the election of directors.

How do I vote?

Shareholders may vote at the meeting in person or by proxy. Proxies validly delivered by shareholders (by Internet, telephone or mail as described below) and timely received by us will be voted in accordance with the instructions contained therein. If a shareholder provides a proxy but gives no instructions, such shareholder’s shares will be voted in accordance with the recommendation of our Board.

You may vote by proxy in three ways:

•

By Internet: Visit the website http://www.proxyvoting.com/bbg and follow the on-screen instructions. To vote your shares, you must use the control number printed on your proxy/voting instruction card. Website voting is available 24 hours a day, seven days a week, and will be accessible until 11:59 p.m., Eastern Time, on May 9, 2012.

•

By Telephone: Call toll-free 1-866-540-5760. To vote your shares, you must use the control number printed on your proxy/voting instruction card. Telephone voting is accessible 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on May 9, 2012.

•

By Mail: Mark your proxy/voting instruction card, date and sign it, and return it in the postage-paid envelope provided. If the envelope is missing, please address your completed proxy/voting instruction card to Bill Barrett Corporation, c/o Shareowner Services, P.O. Box 3550, South Hackensack, NJ 07606-9250.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO

NOT RETURN YOUR PROXY/VOTING INSTRUCTION CARD.

Can I change my vote?

Yes. A shareholder may revoke or change a proxy before the proxy is exercised by filing with our Secretary a notice of revocation, delivering to us a new proxy, or by attending the meeting and voting in person. Shareholders who vote by the Internet or by telephone may change their votes by re-voting by telephone or the Internet within the time periods listed above. A shareholder’s last timely vote, whether via the Internet, by telephone or by mail, is the one that will be counted.

What constitutes a quorum?

Shareholders representing a majority of all the shares entitled to vote at the meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted towards a quorum. At the close of business on March 13, 2012, the record date for the meeting, there were [                    ] shares of our common stock outstanding.

What are your Board’s recommendations?

Our Board recommends a vote:

•	“FOR” each of the two nominees for election as Class II directors and the one nominee for election as a Class III director;

•	“FOR” the proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers;

•	“FOR” the proposal to amend and restate our certificate of incorporation to provide for the annual election of all directors;

•	“FOR” the proposal to amend and restate our certificate of incorporation to eliminate the supermajority voting requirements;

•	“FOR” the proposal to approve our 2012 Equity Incentive Plan; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2012.

If any other matters are brought before the meeting, the proxy holders will vote as recommended by our Board. If no recommendation is given, the proxy holders will vote in their discretion.

What vote is required to approve each proposal?

The affirmative vote of a plurality of the shares voted at the meeting is required to elect each director. As a result, the two nominees for election as Class II directors and the one nominee for election as a Class III director who receive the greatest number of votes will be elected directors. Withheld votes, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Approval of the advisory (non-binding) resolution regarding the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively. Broker non-votes will have no effect on the outcome of the proposal.

Approval of the proposal to amend and restate our certificate of incorporation to provide for the annual election of all directors requires the affirmative vote of the holders of 80% of our outstanding common stock. Abstentions and broker non-votes will not count as votes in favor of the proposed amendment and restatement and accordingly will have the effect of votes against the proposal.

Approval of the proposal to amend and restate our certificate of incorporation to eliminate the supermajority voting requirements requires the affirmative vote of the holders of 80% of our outstanding common stock. Abstentions and broker non-votes will not count as votes in favor of the proposed amendment and restatement and accordingly will have the effect of votes against the proposal.

Approval of the proposal to approve our 2012 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively. Broker non-votes will have no effect on the outcome of the proposal.

Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2012 requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively. Broker non-votes will have no effect on the outcome of the ratification.

The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted “FOR” the election of the nominees for director, “FOR” approval of the advisory (non-binding) resolution regarding the compensation of our named executive officers, “FOR” the proposal to amend our certificate of incorporation to provide for the annual election of all directors, “FOR” the proposal to amend our certificate of incorporation to eliminate the supermajority requirements, “FOR” the proposal to approve our 2012 Equity Incentive Plan, and “FOR” ratification of the appointment of Deloitte & Touche LLP. Votes at the annual meeting of shareholders are counted by the Inspector of Election appointed by the chairman of the meeting.

Other Information

A copy of our annual report for the year ended December 31, 2011 accompanies this proxy statement. None of the information contained in our annual report is proxy solicitation material.

We will bear the expense of soliciting proxies. We have retained Georgeson Inc. to solicit proxies for a base fee plus reasonable expenses that we estimate will range between $12,500 and $25,000 in total. The solicitation of proxies is to be made principally by mail. Following the original solicitation, however, further solicitations may be made by telephone or oral communication with shareholders. Our officers, directors, and employees may solicit proxies, but without compensation for that solicitation other than their regular compensation as our employees. Arrangements also will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in forwarding such solicitation materials. All expenses involved in preparing, assembling, and mailing this proxy statement and the enclosed material will be paid by us.

Unless the context indicates otherwise, the terms “us,” “we,” “our,” or the “Company” will be used in the proxy statement to include Bill Barrett Corporation and all of its subsidiaries that existed during the period of reference.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our current Restated Certificate of Incorporation provides that our Board of Directors is divided into three classes, designated Class I, Class II, and Class III. Directors from each class are elected once every three years for a three-year term and thereafter until their successors are duly elected and qualified. Fredrick J. Barrett, Jim W. Mogg, and Michael E. Wiley currently serve as the Class I directors until the annual meeting to be held in 2014; James M. Fitzgibbons, William F. Owens, and Randy I. Stein currently serve as the Class II directors until the annual meeting to be held on May 10, 2012; and Kevin O. Meyers and Edmund P. Segner, III currently serve as the Class III directors until the annual meetings to be held in 2012 and 2013, respectively. Mr. Fitzgibbons will have reached retirement age under our director retirement policy as of the annual meeting to be held May 10, 2012 and therefore is retiring as a director effective as of the annual meeting and is not standing for re-election. The Board of Directors thanks Mr. Fitzgibbons for his long and distinguished service as a director of the Company.

On behalf of the Board of Directors, the Nominating and Corporate Governance Committee of the Board of Directors nominated William F. Owens and Randy I. Stein for election to the Board as Class II directors and Kevin O. Meyers for election to the Board as a Class III director. The Board of Directors recommends that each of William F. Owens and Randy I. Stein be re-elected to the Board of Directors to serve as Class II directors, to hold office until the 2015 annual meeting of shareholders, and that Kevin O. Meyers be re-elected to the Board of Directors to serve as a Class III director, to hold office until the 2013 annual meeting of shareholders, and thereafter until each of their successors is elected and qualified or his earlier resignation or removal. Biographical information concerning each nominee and our other directors and executive officers is set forth below under “Directors and Executive Officers.”

Assuming the presence of a quorum, the affirmative vote of a plurality of the shares voted at the meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each shareholder is entitled to one vote for each share of common stock held in the shareholder’s name on each matter. In the absence of instructions to the contrary, the persons named in the accompanying proxy will vote the shares represented by that proxy for William F. Owens and Randy I. Stein as the Class II directors and Kevin O. Meyers as a Class III director. For purposes of the election of directors, withheld votes, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum.

Each of the nominees named above has consented to be named in this proxy statement as a nominee for director and to serve on the Board of Directors if elected. It is not anticipated that any of the nominees will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person or persons as the Board of Directors or the Nominating and Corporate Governance Committee may recommend.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF WILLIAM F. OWENS AND RANDY I. STEIN AS THE CLASS II DIRECTORS AND KEVIN O. MEYERS AS A CLASS III DIRECTOR.

Directors and Executive Officers

The following table sets forth, as of March 13, 2012, the names of our directors and our executive officers, their respective positions and ages, and the year in which each director was initially elected as a director. Each director has been elected to serve for a three-year term until the corresponding annual meeting of shareholders and thereafter until his successor is duly elected and qualified or until his earlier resignation or removal. As a result, approximately one-third of the director positions currently are elected at each annual meeting of shareholders. If the proposal to amend and restate our certificate of incorporation to provide for the annual election of all directors is approved, all directors will stand for election annually once their respective terms expire. Additional information concerning each of these individuals, including the experience, qualifications, attributes and/or skills that led the Nominating and Corporate Governance Committee and the Board to determine that each should serve as a director, follows the table.

Current Named Executive Officers	Age	Position	Year First Elected As Director
Fredrick J. Barrett	51	Chief Executive Officer, President, and Chairman	2002
R. Scot Woodall	50	Chief Operating Officer	—
Robert W. Howard	57	Chief Financial Officer and Treasurer	—
Francis B. Barron	49	Executive Vice President—General Counsel and Secretary	—
Kurt M. Reinecke	53	Executive Vice President—Exploration	—

Other Executive Officers
David R. Macosko	50	Senior Vice President—Accounting	—
Stephen W. Rawlings	57	Senior Vice President—Operations	—

Non-Employee Directors
James M. Fitzgibbons (1)(2)	77	Director	2004	*
Kevin O. Meyers (1)(3)(4)	58	Director	2011	**
Jim W. Mogg (2)(3)(4)	63	Director and Lead Director	2007
William F. Owens (2)(3)	61	Director	2010
Edmund P. Segner, III (1)(2)(4)	58	Director	2009
Randy I. Stein (1)(3)	58	Director	2004
Michael E. Wiley (2)(3)(4)	61	Director	2005

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Member of the Reserves Committee.
*	Mr. Fitzgibbons is retiring from the Board of Directors effective as of the annual meeting.
**	Dr. Meyers was appointed to the Board of Directors on December 1, 2011.

Named Executive Officers

Fredrick J. Barrett. Mr. Barrett has served as Chief Executive Officer and Chairman of the Board since March 2006, as a director since the Company’s inception in 2002, and as President from January 2002 until July 2006 and from July 2010 to the present. Mr. Barrett served as Chief Operating Officer of the Company from June 2005 through February 2006. Mr. Barrett served as senior geologist of Barrett Resources Corporation, a publicly traded exploration and production company (“Barrett Resources”), and its successor, Williams Production RMT Company, a wholly-owned subsidiary of The Williams Companies, in the Rocky Mountain Region from 1997 through 2001, and as a geologist from 1989 to 1996. From 1987 to 1989, Mr. Barrett was a partner in Terred Oil Company, a private oil and gas partnership providing geologic services for the Rocky Mountain Region. From 1983 to 1987, Mr. Barrett worked as a project and field geologist for Barrett Resources. Mr. Barrett’s education, training and experience as a geologist enable him to bring valuable insights to the Board of Directors, including through his understanding of the geology of oil and gas producing areas in the Rocky Mountain region in which we operate and the ability to assist us in prioritizing exploration opportunities. In addition, his prior experience as our Chief Executive Officer and previously as our Chief Operating Officer provides the Board of Directors with insights and direct knowledge of the operation of our development areas.

R. Scot Woodall. Mr. Woodall has served as our Chief Operating Officer since July 2010. He served as our Executive Vice President—Operations from February 2010 until July 2010 and as our Senior Vice President—Operations from April 2007 until February 2010. Prior to joining Bill Barrett Corporation, Mr. Woodall worked for Amoco, Snyder Oil, and Forest Oil. He currently serves on the Executive Committee of the Colorado Oil & Gas Association and is a member of the Society of Petroleum Engineers. Mr. Woodall holds a degree in mechanical engineering from Louisiana State University.

Robert W. Howard. Mr. Howard has served as our Chief Financial Officer and Treasurer since March 30, 2007. He served as Chief Financial Officer for Quantum Resources, a private oil and gas company headquartered in Denver, from May 2006 until March 2007. Previously, Mr. Howard served from January 2002 through May 2006 in various executive positions for the Company, including Executive Vice President—Finance and Investor Relations and Treasurer from February 2003 until May 2006 and as Chief Financial Officer from our inception in January 2002 until February 2003. From August 2001 until December 2001, Mr. Howard served as Vice President—Finance and Administration and a director of AEC Oil & Gas (USA) Inc., an indirect subsidiary of Alberta Energy Company, Ltd., an oil and gas exploration and development company that subsequently was merged into PanCanadian Energy Corporation and then renamed EnCana Corporation. From 1984 through its sale in 2001, Mr. Howard served in various positions at Barrett Resources, including as Senior Vice President—Investor Relations and Corporate Development and Senior Vice President Accounting and Finance and Treasurer.

Francis B. Barron. Mr. Barron has served as our Executive Vice President—General Counsel and Secretary since February 2009 and as Secretary since March 2004. He served as our Senior Vice President—General Counsel from March 2004 until February 2009. He served as our Chief Financial Officer from November 2006 until March 2007. Mr. Barron was a partner at the Denver, Colorado office of the law firm Patton Boggs LLP from February 1999 until February 2004, practicing corporate, securities and general business law. Prior to February 1999, Mr. Barron was a partner at Bearman Talesnick & Clowdus Professional Corporation, a Denver law firm. Mr. Barron’s clients included publicly traded and private oil and gas companies, including the Company and Barrett Resources.

Kurt M. Reinecke. Mr. Reinecke has served as our Executive Vice President—Exploration since February 2009. He served as our Senior Vice President—Exploration, Southern Division from March 2006 until February 2009 and previously served as Vice President—Exploration, Southern Division from our inception in January 2002 through February 2006. From 1985 to 2001, Mr. Reinecke served as a senior exploration geologist or operations geologist in numerous Rocky Mountain and Mid-Continent basins for Barrett Resources.

Other Executive Officers

David R. Macosko. Mr. Macosko has served as our Senior Vice President—Accounting since February 2010 and previously served as our Vice President—Accounting from May 2006 until February 2010. Mr. Macosko has served as our Controller since June 2005 and previously served as Manager—Operations Accounting from 2003 until May 2005. Prior to joining the Company, Mr. Macosko served in various accounting capacities at other oil and gas companies.

Stephen W. Rawlings. Mr. Rawlings has served as our Senior Vice President—Operations since December 2010. Mr. Rawlings previously served as Division Operations Manager at Samson Resources from December 2009 to December 2010, and from 2001 to October 2009 he served as Production Manager at Forest Oil Corporation. Mr. Rawlings has served in various manager and engineering roles and has 31 years of petroleum engineering experience.

Non-Employee Directors

James M. Fitzgibbons. Mr. Fitzgibbons has served as a director since July 2004. Mr. Fitzgibbons also has served as a Director/Trustee of Dreyfus Laurel Funds, a series of mutual funds, since 1994. From January 1998 until 2001, Mr. Fitzgibbons served as Chairman of the Board of Davidson Cotton Company, a cotton goods manufacturing company. From July 1987 until October 1992 and from January 1994 until its sale in 2001, Mr. Fitzgibbons served as a director of Barrett Resources. From October 1990 through December 1997, Mr. Fitzgibbons was Chairman of the Board and Chief Executive Officer of Fieldcrest Cannon, Inc., a publicly traded diversified textile company. As a result of Mr. Fitzgibbons’ service as chief executive officer and a director on many public company boards of directors, he provides a strong operational and strategic background and has valuable business, leadership and management experience and insights into many aspects of the operations of businesses. Mr. Fitzgibbons also brings financial expertise to the Board, including through his service as a director/trustee and member of the audit committee of Dreyfus Laurel Funds and his prior service as a chief executive officer. Mr. Fitzgibbons will have reached retirement age under our director retirement policy as of the annual meeting to be held May 10, 2012 and therefore is retiring effective as of the annual meeting and not standing for re-election.

Kevin O. Meyers. Dr. Meyers has served as a director since December 1, 2011, when he was appointed by our Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee after a search conducted with the assistance of a recruiting firm. Dr. Meyers served as Senior Vice President, Exploration and Production, Americas of ConocoPhillips from 2009 until 2010. He also served as President, ConocoPhillips Canada from 2006 to 2009, and served as President for several other ConocoPhillips predecessor companies from 2000 through 2006. From 1980 to 2000, Dr. Meyers was with ARCO and held various engineering and senior management positions including President and Chief Operating Officer of ARCO Alaska, Inc., from 1998 to 2000. Dr. Meyers has an impressive academic education, coupled with a strong oil and gas exploration and production background. Dr. Meyers retired from ConocoPhillips in 2010 and serves as a director for Denbury Resources Inc., Hornbeck Offshore Services, Inc., Precision Drilling Corporation, and the World Energy Council. He served as a director of LUKOIL, an international vertically-integrated oil and gas company, from January 2005 until June 2007. Dr. Meyers brings significant leadership and management experience as a result of his service as an executive and a director. In addition, his academic background and extensive experience in the oil and gas industry provide operational and technical expertise to the Board.

Jim W. Mogg. Mr. Mogg has served as a director since May 2007 and as our Lead Director since February 2010. Mr. Mogg also has served as a director for ONEOK, a publicly traded diversified energy and natural gas distribution company, since July 2007 and ONEOK Partners, a master limited partnership that operates gathering, processing, natural gas liquids pipelines and fractionation, since August 2009. Since July 2008, Mr. Mogg has served as a director and non-executive Chairman of First Wind Holdings Inc., a wind energy company. From 2005 until 2007, Mr. Mogg served as Chairman of DCP Midstream Partners, a publicly traded midstream master limited partnership. From 2004 through 2006, Mr. Mogg was Group Vice President and Chief Development Officer for Duke Energy Corporation. From 2000 through 2003, Mr. Mogg was Chairman, President, and Chief Executive Officer of Duke Energy Field Services and, as a member of the board of directors of and Vice Chairman/Chairman of TEPPCO Partners, L.P., a publicly traded master limited partnership that owns and operates pipelines. Previously, Mr. Mogg held various executive and senior management positions at Duke Energy and Pan Energy over a 27-year period. Mr. Mogg has also served on several nonprofit and industry boards, including as a past President of the Gas Processors Association. As a result of Mr. Mogg’s service as chief executive officer and in other executive positions and as a director of many natural gas distribution and pipeline companies, he provides a strong operational and strategic background and has valuable business, leadership and management experience and insights into many aspects of the operations of these types of businesses, which are important to our ability to market and transport our natural gas and natural gas liquids production. Mr. Mogg also brings financial expertise to the Board, including through his previous supervision of principal financial officers, his involvement in financing transactions, and his service on the audit committees of other companies. In addition, Mr. Mogg’s current and previous directorships at other companies provide him with extensive corporate governance experience. In light of the foregoing, Mr. Mogg is qualified to analyze all financial and operational aspects of the Company as well as to advise and, if necessary and appropriate, challenge management with respect to the Company’s operations and strategy.

William F. Owens. Mr. Owens has served as a director since May 2010. Mr. Owens served as Governor of Colorado from 1999 to 2007, as Colorado State Treasurer from 1994 to 1998, and, prior to that, as a member of the Colorado State Senate and the Colorado State House of Representatives. Before his public service, Mr. Owens was on the consulting staff at Touche Ross & Co. (now Deloitte & Touche, LLP) and served as Executive Director of the Colorado Petroleum Association, which represented more than 400 energy firms doing business in the Rocky Mountains region. Currently, he is a Managing Director of Front Range Resources, a Denver-based land and water investment firm. He currently serves as a director of Key Energy Services, Inc., a publicly traded oilfield services company, Cloud Peak Energy Inc., a publicly traded coal producer, Federal Signal, a publicly traded manufacturing and communications company, and FESCO, a publicly traded transportation company in the Russian Federation that is listed on the Russian Trading System. Mr. Owens served as a director of Highland Acquisition Corp., a publicly traded blank check company formed for the purpose of acquiring an operating business, from May 2007 until October 2009 and Keating Capital, which makes equity investments in private companies, from May 2009 until September 2011. Mr. Owens’ background as the Governor of Colorado and as the executive director of an energy trade group provide valuable leadership, management and regulatory experience and insights into the issues we face and that are important to our ability to operate as an oil and gas production company in the current regulatory environment. Mr. Owens also brings financial expertise to the Board, including through his service on the audit committees of other public companies and his previous service as the Treasurer of the State of Colorado.

Edmund P. Segner, III. Mr. Segner has served as a director since August 2009. Mr. Segner currently is a professor in the practice of engineering management in the Department of Civil and Environmental Engineering at Rice University in Houston, Texas, a position he has held since July 2006 and full time since July 2007. In 2008, Mr. Segner retired from EOG Resources, Inc. (EOG), a publicly traded independent oil and gas exploration and production company. Among the positions he held at EOG was President, Chief of Staff, and Director from 1999 to 2007. From March 2003 through June 2007, he also served as the principal financial officer of EOG. Mr. Segner is a certified public accountant. He currently serves as a member of the board or as a trustee for several non-profit organizations as well as being a director of Exterran Partners, L.P., a master limited partnership that provides natural gas contract operations services, since May 2009 and a director for Laredo Petroleum, Inc., a Mid-Continent focused exploration and production company, since August 2011. He served as a director of Seahawk Drilling, Inc., an offshore oil and natural gas drilling company, from August 2009 until October 2011. Mr. Segner’s service as president, principal financial officer and a director of a publicly traded oil and gas exploration and development company provides our Board of Directors with a strong operational, financial, accounting and strategic background and provides valuable business, leadership and management experience and insights into many aspects of the operations of exploration and production companies. Mr. Segner also brings financial and accounting expertise to the Board, including through his experience in financing transactions for oil and gas companies, his background as a certified public accountant, his service as a principal financial officer, his supervision of principal financial officers and principal accounting officers, and his service on the audit committees of other companies.

Randy I. Stein. Mr. Stein has served as a director and the chair of our Audit Committee since July 2004. Mr. Stein is a self-employed tax, accounting, and general business consultant. Since January 2005, Mr. Stein has served as a director and chairman of the audit committee of Denbury Resources Inc., a publicly traded exploration and production company. From 2001 through 2005, Mr. Stein served as a director of Koala Corporation, a publicly traded company engaged in the design, production, and marketing of family convenience products, where he served on the audit and compensation committees. From July 2000 until its sale in June 2004, Mr. Stein was a director and chair of the audit committee of Westport Resources Corporation, a publicly traded exploration and production company. He was also a principal at PricewaterhouseCoopers LLP, formerly Coopers & Lybrand LLP, from November 1986 to June 2000. Mr. Stein’s background in public accounting and tax services, focused on oil and gas companies, provides our Board of Directors with strong financial and accounting leadership and insights into many aspects of the financial reporting and tax issues facing exploration and production companies. Mr. Stein brings additional financial, accounting and tax expertise to the Board through his background as a vice president of taxation of a publicly traded oil and gas company, and his service on the audit committees, including as chair, of other publicly traded oil and gas exploration and development companies.

Michael E. Wiley. Mr. Wiley has served as a director since January 2005. Since 2005, Mr. Wiley has served as a director of Tesoro Corporation, a publicly traded independent oil refiner and marketer, and, since 2004, as a director of Post Oak Bank, NA, a privately held bank. Since 2007, Mr. Wiley has served as a Trustee of Fidelity Funds, equity and high-income mutual funds. Mr. Wiley served as Chairman of the Board and Chief Executive Officer of Baker Hughes Incorporated, a publicly traded oilfield services company, from August 2000 until October 2004. He also served as President of Baker Hughes Incorporated from August 2000 to February 2004. From 2001 until its sale in 2005, Mr. Wiley served as a director of Spinnaker Exploration Company, a publicly traded exploration and production company. Mr. Wiley was President and Chief Operating Officer of Atlantic Richfield Company, a publicly traded integrated energy company, from 1998 through May 2000. Prior to 1998, he served as Chairman, President, and Chief Executive Officer of Vastar Resources, Inc., a publicly traded exploration and production company. As a result of Mr. Wiley’s service as chief executive officer, chief operating officer and in other executive positions and as a director of an oilfield services company, an exploration and production company, and an integrated energy company, he provides a strong operational and strategic background and has valuable business, leadership and management experience and insights into many aspects of the operations of these types of businesses which are important to our business. Mr. Wiley also brings financial expertise to the Board, including through his service as a trustee of Fidelity Funds, his involvement in financing transactions in his executive officer roles, and his supervision of principal financial officers.

Beneficial Owners of Securities1

The following table and footnotes show information as of March 13, 2012, except as otherwise noted, regarding the beneficial ownership of our common stock by:

•	each shareholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each member of our Board of Directors and each of our named executive officers; and

•	all members of our Board of Directors and our executive officers as a group.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the address for each person set forth in the table is c/o Bill Barrett Corporation, 1099 18th Street, Suite 2300, Denver, Colorado 80202.

In calculating the number of shares beneficially owned by each person and the percentage owned by each person, we have assumed that all shares issuable upon exercise of options or the vesting of restricted shares on or prior to May 12, 2012 are beneficially owned by that person. The total number of shares outstanding used in calculating the percentage owned assumes no exercise of options held by other persons.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Outstanding Common Shares Beneficially Owned (1)
5% Stockholders:
T. Rowe Price Associates, Inc.
Shapiro Capital Management LLC 3060 Peachtree Road, Suite 1555 N.W. Atlanta, GA 30305			%

State Farm Mutual Automobile Insurance Company and related entities			%
One State Farm Plaza Bloomington, IL 61710

BlackRock, Inc. 40 East 52nd Street New York, NY 10022			%

Janus Capital Management LLC 151 Detroit Street Denver, CO 80206			%

Prudential Financial, Inc.			%

Dimensional Fund Advisors LP			%

Jennison Associates LLC			%

Named Executive Officers and Directors:
Fredrick J. Barrett			%
Francis B. Barron
James M. Fitzgibbons
Robert W. Howard
David R. Macosko
1 To be updated.
Kevin O. Meyers
Jim W. Mogg
William F. Owens
Stephen W. Rawlings
Kurt M. Reinecke
Edmund P. Segner, III
Randy I. Stein
Michael E. Wiley
R. Scot Woodall
All executive officers and directors as a group (14 persons)			%

*	Less than 1%

Equity Compensation Plan Information

The following table provides aggregate information presented as of December 31, 2011 with respect to all compensation plans under which equity securities are authorized for issuance.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Averaged Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders	2,885,506	$33.46	(1)	1,381,646
Equity compensation plans not approved by shareholders	0	0		0

Total	2,885,506	$33.46		1,381,646

(1)	The weighted average exercise price relates to the 2,885,506 outstanding options included in column (a). Column (a) does not include 835,258 nonvested shares of common stock (restricted stock) granted under our shareholder-approved equity compensation plans.

CORPORATE GOVERNANCE

Set forth below in question and answer format is a discussion about our corporate governance policies and practices and other matters relating to our Board of Directors and its committees.

General

Have you adopted corporate governance guidelines?

Yes, our Board has formally adopted corporate governance guidelines that address such matters as director qualification standards, director responsibilities, board committees, director access to management and independent advisors, director compensation, director orientation and continuing education, evaluation of our chief executive officer, management succession, and performance evaluations of our Board.

Have you adopted a code of business conduct and ethics?

Yes, our Board has formally adopted a corporate code of business conduct and ethics applicable to our directors, officers, and employees. Our corporate code includes a financial code of ethics applicable to our chief executive officer, chief financial officer, and controller or chief accounting officer.

How can I view or obtain copies of your corporate governance materials?

Current copies of the guidelines and codes mentioned above, as well as the charters for each standing committee of our Board and our bylaws (the “Bylaws”), are available on our website for viewing and printing. Go to http://www.billbarrettcorp.com, then to the “Investor Relations” tab and then to the “Corporate Governance” tab. We also will provide shareholders with a free copy of these materials upon request. Requests may be made by mail, telephone, or via the Internet as follows:

Bill Barrett Corporation

Attention: Corporate Secretary

1099 18th Street, Suite 2300

Denver, Colorado 80202

(303) 293-9100

http://www.billbarrettcorp.com

Board of Directors

How many independent directors do you have? How do you determine whether a director is independent?

Our Board affirmatively determined that seven of the eight directors who served at the end of fiscal year 2011 are “independent” as that term is defined by New York Stock Exchange (“NYSE”) rules. The seven current directors who served during 2011 determined to be independent are Messrs. Fitzgibbons, Meyers, Mogg, Owens, Segner, Stein, and Wiley. In making the determination of whether directors were independent, the Board of Directors considered the directors’ relationships with us, including commercial relationships with entities affiliated with the directors, and the specific provisions of the NYSE corporate governance standards that would make a director not independent. The purpose of this review was to determine whether any of these relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, our Board affirmatively determined, based on its understanding of these transactions and relationships, that all of the directors nominated for election at the annual meeting are independent under the standards set forth by the NYSE.

How many times did your Board meet last year?

Our Board met in person or by telephone conference 10 times during 2011.

Did any of your directors attend fewer than 75% of the meetings of your Board and such director’s assigned committees during 2011?

No. All directors attended at least 75% of the meetings of our Board and assigned committees during 2011.

How many of your directors attended the 2011 annual meeting of shareholders?

All of our current directors attended and were introduced during our 2011 annual meeting of shareholders. We strongly encourage our directors to attend annual meetings, but we do not have a formal policy regarding attendance.

What is your Board leadership structure?

Our Board is headed by our Chairman of the Board. Currently, our Chairman is our Chief Executive Officer, Fredrick J. Barrett. As Chairman, Mr. Barrett presides over meetings of the full Board of Directors and prepares the agendas for these meetings in consultation with the Lead Director. We also have a Lead Director, who is elected by the Board from among our non-management directors. Jim W. Mogg currently serves as our Lead Director. The duties of the Lead Director are as follows:

•	Preside at Board meetings in the absence of the Chairman.

•	Review Board meeting agendas and provide the Chairman with input on the agendas and Board materials.

•	Recommend matters for consideration by the Board, including soliciting agenda items and issues from non-management directors for inclusion in the Board agenda.

•	Discuss with the Chairman the structure, timing and length of Board meetings.

•	Set the agenda for and preside over executive sessions and other meetings of the non-management directors.

•	Communicate Board member feedback from the executive sessions and other meetings of the non-management directors to the Chief Executive Officer.

•	Work with Chairman/Chief Executive Officer to facilitate communication among full Board.

•	Call meetings of non-management directors.

•	Provide independent point of contact for shareholders who communicate with non-management directors.

•	Partner with and counsel the Chief Executive Officer to help make the Chief Executive Officer successful.

•	Work with directors to promote participation in continuing education programs.

We believe our Board leadership structure is appropriate because the Chairman of the Board and Chief Executive Officer is able to prepare agendas that reflect the current needs of the Company due to his day-to-day management of the Company and also the strategic needs of the Company through his interaction with the Lead Director. The Lead Director is able to assist the full Board of Directors with oversight of management, strategic planning, and risk oversight and assessment through his interaction with the Chief Executive Officer, his collaboration with the Chief Executive Officer on Board meeting agendas, and his setting of agendas and presiding over executive sessions of the non-management directors.

Do your non-management directors and independent directors meet in executive session?

Yes, our non-management directors and independent directors meet separately at least quarterly, usually at each regularly scheduled meeting of our Board. Our corporate governance guidelines provide that the presiding director position for executive sessions shall be the Lead Director (a non-management director elected by the Board) and, if there is no Lead Director or the Lead Director is absent, the presiding director position will rotate among the Chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

What is the Board’s role in risk oversight?

Our Board administers its risk oversight function directly and through its committees. The Board has regular discussions with management of our major risk exposures, their potential financial impact on the Company, and the steps we take to manage them. These discussions occur at least quarterly, usually during our regular meetings of the Board of Directors. The Board’s committees oversee risks associated with their respective areas of responsibility. For example, the Audit Committee administers risk oversight through its oversight of our internal audit function and interaction with internal audit staff, other management, and our outside auditors. The Compensation Committee administers risk oversight through its oversight of compensation practices and the Compensation Committee’s assessment of the potential impact of those practices on risk-taking. The Nominating and Corporate Governance Committee administers risk oversight through its oversight of our internal corporate governance process and our management succession plan. The Reserves Committee administers risk oversight through its oversight of our independent engineering consultants and our reserves evaluation process and reporting system.

How can interested parties communicate directly with your non-management directors?

Shareholders and other interested parties who are interested in communicating directly with the non-management directors may write to the non-management directors at the address for our corporate headquarters. Similarly, shareholders and other interested parties who would like to communicate directly with the entire Board of Directors may direct their questions or comments to the Board of Directors in care of the Corporate Secretary at our headquarters. Our Corporate Secretary will forward all correspondence to the Board of Directors. Executive officers of the Company may have access to these communications addressed to the Board of Directors except in instances in which the charters of a committee of the Board of Directors or the Company’s Code of Business Conduct and Ethics require anonymity.

How are your directors compensated?

See “Executive Compensation—Director Compensation” for information about our director compensation.

Committees

Does your Board have any standing committees?

Yes, our Board presently has the following standing committees:

•	Audit Committee;

•	Compensation Committee;

•	Nominating and Corporate Governance Committee; and

•	Reserves Committee.

Each of these committees is composed entirely of independent directors. From time to time, the Board may appoint other committees or subcommittees for specific purposes.

Has your Board adopted charters for each of these committees? If so, how can I view or obtain copies of them?

Yes, our Board has adopted a charter for each of these committees. Current copies of the charters are available on our website for viewing and printing. Go to http://www.billbarrettcorp.com, then to the “Investor Relations” tab and then to the “Corporate Governance” tab. We also will provide shareholders with a free copy of the charters upon request. See “Corporate Governance—General—How can I view or obtain copies of your corporate governance materials?” for more information about requesting copies from us.

Audit Committee

What does the Audit Committee do?

The primary purposes of the Audit Committee are to assist the Board in monitoring:

•	The integrity of our financial statements;

•	Our independent public accounting firm’s qualifications and independence;

•	The performance of our internal audit function and independent public accountants; and

•	Our compliance with legal and regulatory requirements applicable to financial reporting, disclosure matters and compliance with the Company’s Code of Business Conduct and Ethics.

The Audit Committee also prepares a report each year in conformity with the rules of the SEC for inclusion in our annual proxy statement. See “Audit Committee Report” below.

Who are the members of the Audit Committee?

The Audit Committee currently consists of James M. Fitzgibbons, Kevin O. Meyers, Edmund P. Segner, III, and Randy I. Stein, with Mr. Stein serving as Chair.

Does the committee have an audit committee financial expert?

Yes, our Board has determined that each of Mr. Stein and Mr. Segner meets the qualifications of an “audit committee financial expert” as defined by SEC rules. Our Board has determined that all members of the Audit Committee are independent under the standards set forth by the NYSE and SEC rules.

How many times did the Audit Committee meet last year?

The Audit Committee held 10 meetings in person or by telephone conference during 2011.

Compensation Committee

What does the Compensation Committee do?

The primary purposes of the Compensation Committee are to:

•	Review, evaluate, and approve the compensation of our executive officers and other key employees;

•	Review and discuss our compensation disclosure and analysis with management and recommend its inclusion in our proxy statement; and

•	Produce a report on executive compensation each year for inclusion in our annual proxy statement.

The Compensation Committee has the sole authority to oversee the administration of compensation programs applicable to all of our employees, including executive officers. The Compensation Committee may delegate some or all of its authority to subcommittees when it deems appropriate.

Who are the members of the Compensation Committee?

The Compensation Committee currently consists of James M. Fitzgibbons, Jim W. Mogg, William F. Owens, Edmund P. Segner, III, and Michael E. Wiley, with Mr. Wiley serving as Chair.

How many times did the Compensation Committee meet last year?

The Compensation Committee held nine meetings in person or by telephone conference during 2011.

What are the Compensation Committee’s processes and procedures for consideration and determination of executive compensation?

The Compensation Committee reviews executive compensation at least annually. With limited exceptions, the Compensation Committee makes all decisions regarding the compensation of our executive officers in the first quarter of each year. These decisions include adjustments to base salary, grants of cash bonuses, and grants of equity awards. See “Executive Compensation—Compensation Discussion and Analysis” for more information regarding the Compensation Committee’s processes and procedures for consideration and determination of executive compensation.

Nominating and Corporate Governance Committee

What does the Nominating and Corporate Governance Committee do?

The primary purposes of the Nominating and Corporate Governance Committee are to:

•	Identify, evaluate, and recommend qualified nominees to serve on our Board of Directors;

•	Oversee the annual evaluation of the Board and report to the Board with an assessment of the Board’s performance;

•	Maintain a management succession plan; and

•	Develop and oversee our internal corporate governance processes.

Who are the members of the Nominating and Corporate Governance Committee?

The Nominating and Corporate Governance Committee currently consists of Kevin O. Meyers, Jim W. Mogg, William F. Owens, Randy I. Stein, and Michael E. Wiley, with Mr. Mogg serving as Chair.

How many times did the committee meet last year?

The Nominating and Corporate Governance Committee held seven meetings during 2011.

What guidelines does the Nominating and Corporate Governance Committee follow when considering a director nominee for a position on the Board?

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors and for evaluating potential or suggested director nominees. Although the Nominating and Corporate Governance Committee has not established written criteria or a set of specific minimum qualifications, our corporate governance guidelines provide that any assessment of a potential director nominee will include the individual’s qualification as independent, as well as consideration of his or her background, ability, judgment, skills, and experience in the context of the needs of our Board. The Nominating and Corporate Governance Committee also considers whether a prospective nominee has relevant business or financial experience or a specialized expertise and the diversity of the nominee and the Board as a whole.

Does the Nominating and Corporate Governance Committee consider candidates for the Board who are recommended by shareholders and, if so, what are the procedures for submitting such recommendations?

Yes, the Nominating and Corporate Governance Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. Nominations from shareholders will be considered on the same basis as nominees from other sources. Any such suggestions, together with appropriate biographical information, should be submitted to the Chair of the Nominating and Corporate Governance Committee, c/o Francis B. Barron, Secretary, Bill Barrett Corporation, 1099 18th Street, Suite 2300, Denver, Colorado 80202. See “What is the process a shareholder must follow to nominate a director?” below for the complete requirements for nominations.

What is the process a shareholder must follow to nominate a director?

Our Bylaws provide that nominations for the election of directors may be made by or at the direction of the Board of Directors, which has directed the Nominating and Corporate Governance Committee to make nominations, or by any shareholder entitled to vote for the election of directors who has complied with the notice procedures of the Bylaws. To be considered, nominations by shareholders generally must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the previous year’s annual meeting of shareholders. If the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no such meeting was held in the preceding year, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (a) the 90th day prior to such annual meeting or (b) the 10th day following the day on which public announcement of the date of such meeting is first made. Each notice of nomination of directors by a shareholder must set forth the following information, which will be considered by the Nominating and Corporate Governance Committee in determining whether to nominate the candidate for consideration for election as a director:

•	The name, age, business address and, if known, residence address of each nominee proposed in the notice;

•	The principal occupation or employment of each such nominee for the five years preceding the date of the notice;

•	The number of shares of our stock that are beneficially owned by each nominee;

•	Any arrangement, affiliation, association, agreement, or other relationship of the nominee with any of our shareholders;

•	Any other information required by Regulation 14A under the Securities Exchange Act to be disclosed in solicitations for proxies for the election of nominees for director;

•	The nominee’s written consent to serve as a director if elected; and

•

As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of our shares that are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of our voting shares to elect such nominee or nominees.

The chairman of any meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with this procedure and that the defective nomination will be disregarded.

Reserves Committee

What does the Reserves Committee do?

The primary purposes of the Reserves Committee are to:

•	Approve the appointment of, and any proposed change in, the independent engineering consultants retained to assist us in the annual review of our reserves;

•	Approve the scope of and oversee an annual review or audit of our reserves by the independent engineering consultants, having regard to industry practices and all applicable laws and regulations;

•	Review the qualifications and independence of our independent engineering consultants;

•	Approve the independent engineering consultants’ engagement fees and terms of service;

•	Monitor the performance of our independent engineering consultants;

•	Review the integrity of our reserves evaluation process and reporting system;

•	Review any material reserves adjustments; and

•	Review variances between the Company’s and the independent engineering consultant’s estimates of reserves.

Who are the members of the Reserves Committee?

The Reserves Committee currently consists of Kevin O. Meyers, Jim W. Mogg, Edmund P. Segner, III, and Michael E. Wiley, with Mr. Segner serving as Chair.

How many times did the Reserves Committee meet last year?

The Reserves Committee was formed as of December 8, 2011 and held no meetings in person or by telephone conference during 2011.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

James M. Fitzgibbons
Jim W. Mogg
William F. Owens
Edmund P. Segner, III
Michael E. Wiley, Chair

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides a description of the material elements of our executive compensation program, as well as perspective and context for decisions made during 2011 regarding the compensation for our named executive officers, or NEOs, who are identified below:

•	Fredrick J. Barrett, Chairman, Chief Executive Officer and President

•	R. Scot Woodall, Chief Operating Officer

•	Robert W. Howard, Chief Financial Officer and Treasurer

•	Francis B. Barron, Executive Vice President—General Counsel and Secretary

•	Kurt M. Reinecke, Executive Vice President—Exploration

Executive Summary

As described in more detail throughout this Compensation Discussion and Analysis, our executive compensation programs seek to encourage and reward contributions and align the interests of our NEOs with those of our shareholders by rewarding performance that meets or exceeds established goals. Our Compensation Committee believes that our long-term objective of increasing shareholder value is closely tied to our ability to compete for talented executives who are motivated to achieve short-term and long-term business objectives. The Compensation Committee believes that its approach to choosing performance metrics and threshold, target, and stretch performance levels, and its evaluation of performance results, assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives.

Therefore, in line with our pay for performance philosophy, our Compensation Committee has designed and continually reviews and refines our executive compensation programs with an intention to accomplish the following goals:

•	Enhance our ability to attract and retain highly qualified executives.

•	Focus the named executives on our financial and operating goals by tying a substantial portion of their compensation to performance targets for which they are held accountable.

•	Encourage performance that aligns executive compensation with shareholder value.

Our executive compensation program is designed to promote the attainment of short-term and long-term business objectives to increase shareholder value. Total compensation for our NEOs consists of base salary, performance cash bonus, and equity-based compensation. Actual payouts vary based on individual and corporate performance measured against annual and long-term performance goals, consistent with our “pay for performance” philosophy. We received a 98% vote in favor of our say on pay proposal regarding 2010 compensation of our NEOs at the May 2011 annual meeting of shareholders.

Key Features of Our Executive Compensation Program

•	A significant portion of the compensation of our NEOs is performance-based. Performance-based compensation is delivered through a performance-based cash bonus plan and performance-based equity.

•	No employment agreements. We do not have employment agreements with any of our NEOs.

•	Double-trigger severance provisions. Our change-in-control agreements require both a change-in-control event and termination of employment before applicable benefits become payable.

•	No tax gross-ups. We do not gross-up or reimburse for taxes other than for excise taxes that may be payable pursuant to the change-in-control agreements.

•	No executive perquisites. We do not provide executives with perquisites or other personal benefits other than those offered to other employees.

•	Mandatory stock ownership. We require our executive officers and directors to have meaningful stock ownership in the Company.

2011 Business Results

For 2011, we delivered strong operating and financial performance, as summarized below:

•	Increased production by approximately 11% over 2010 to 106.8 Bcfe.

•	Generated a Company-record discretionary cash flow of $478 million.

•

Added approximately 354 Bcfe in proved reserves, or approximately 331% of 2011 production, increasing our proved reserves by 22% while increasing the oil component of proved reserves by 135% over 2010.

•	Increased exposure to oil with two oil acquisitions.

•	Drilling inventory for oil, increased [ ]% to gross locations.

Compensation Philosophy

Our compensation philosophy is that performance should have a significant impact on compensation and, consequently, we link executive officers’ total compensation with the achievement of annual performance goals and the long-term performance of our company. As such, our compensation program is designed to encourage the achievement of goals established relative to key drivers of value for our shareholders, including growth in oil and natural gas reserves, production, cash flow, and profitability and controlling costs. The compensation programs also are designed to provide compensation opportunities that support the attraction and retention of key management and technical talent. We pursue these objectives while stressing the safety of our employees, contractors and the public, and seeking to apply appropriate and environmentally conscious technological solutions in all our operations.

Total compensation for our NEOs is not targeted at median or other specific levels relative to market benchmark data. Rather, the Compensation Committee generally positions total compensation for our executive officers at levels commensurate with our size relative to our peer group (discussed in “Compensation Benchmarking” below). The Compensation Committee retains discretion to set pay levels for individual executive officers at alternative levels based on individual performance or other factors in order to achieve our overall pay objectives. Actual compensation may be above or below targeted levels based on Company and individual performance.

Elements of Compensation

The primary elements of our executive compensation programs are summarized below. A significant portion of the compensation of our NEOs is performance-based. Additional information regarding each element is provided below in the section titled “Discussion of Compensation Elements and Performance Criteria.”

•	Base salary that is competitive with compensation offered by other oil and natural gas exploration and production companies with which we compete for talent;

•

Annual incentive compensation in the form of performance cash bonuses to reward achievement of company-wide objectives, individual responsibility and productivity, high quality work, and impact on our results, including company-wide performance and profitability;

•

Equity awards consisting of stock options, restricted stock, and performance shares to reward performance, to provide incentive to increase shareholder value, to align the interests of our named executives with shareholders, and to support the retention of our named executives;

•	Supplemental retirement through a non-qualified deferred compensation plan; and

•	Benefits generally available to all employees (401(k) retirement plan, health and welfare arrangements, etc.).

There is no pre-established formula for the allocation between cash and non-cash compensation and short-term and long-term compensation. Instead, each year the Compensation Committee determines, in its discretion and business judgment, the appropriate level and mix of cash and non-cash and short-term and long-term incentive compensation for named executives to reflect Company and individual performance, and consideration of market pay levels and practices as described below in the section titled “Annual Review of Executive Compensation.”

Annual Review of Executive Compensation

The Role of Our Compensation Committee

The Compensation Committee is responsible for overseeing our executive compensation programs, including reviewing and approving, and recommending to our Board of Directors, the compensation arrangements for our NEOs and other senior management. In the first quarter of each year, the Compensation Committee reviews prior year compensation of the named executive officers, determines bonus payouts for prior year performance, and makes decisions regarding current year salaries and equity awards for each named executive officer. During these reviews, the Compensation Committee also approves the calculations of vesting of performance shares based on our prior year performance. After careful consideration of the information described in this compensation discussion and analysis, including competitive benchmarking data, performance evaluations, recommendations of our Chief Executive Officer, and current economic conditions, the Compensation Committee determines the levels and allocation of compensation among cash (salary and bonus) and equity (stock options, restricted stock and performance shares) for our Chief Executive Officer and the other named executive officers.

The Role of Compensation Consultants

Under the terms of its charter, the Compensation Committee is authorized to retain the services of a compensation consultant. In 2011, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”), as its independent advisor. Meridian is an independent compensation consulting firm and does not provide any other services outside of matters pertaining to executive and director compensation and related corporate governance matters. Meridian reports directly to the Compensation Committee, which is the sole party responsible for determining the scope of services performed by Meridian, the directions given to Meridian regarding the performance of those services, and the approval of the payment of invoices for those services.

Services performed by Meridian for the Compensation Committee during 2011 included preparation of competitive benchmarking reviews regarding the executive and director compensation, evaluation of proposed compensation programs or changes to existing programs, provision of information on current trends in executive compensation, and updates regarding applicable legislative and governance activity.

The Role of Management

Our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President—General Counsel, and Vice President—Human Resources were involved in gathering data about our compensation practices, discussing peer companies, providing suggested performance metrics, and responding to questions from the Compensation Committee and Meridian. In addition, our Chief Executive Officer provides recommendations to the Compensation Committee regarding the compensation for the NEOs other than himself. The Compensation Committee considered these recommendations in making decisions regarding 2011 compensation.

Compensation Benchmarking

To assist in its determination of the compensation of our officers and pay decisions for 2011, the Compensation Committee considered a competitive benchmarking review prepared by Meridian. The benchmarking review provided peer group data for each element of compensation (base salary, annual bonus, and long-term incentives), as well as information regarding the design of the peers’ compensation programs. Competitive compensation data in the benchmarking review are based on Meridian’s proprietary oil and gas exploration and production company survey database and supplemented by information in peer company public disclosures. The Compensation Committee uses this review as a reference point for assessing the overall competitiveness of our executive compensation programs.

The companies that comprise the peer group reflect direct competitors in the exploration and production industry, against whom we compete for business opportunities, investor capital and in the market for executive talent. Selection criteria include: scope of operations (U.S. onshore producers; natural gas focused); financial and operational metrics (assets, revenues, market capitalization, enterprise value, production, reserves, and standardized measure); and the availability of market compensation data. The Compensation Committee reviews the composition of the peer group annually and considers changes to the peer group, as warranted. These changes may occur as the result of changes in our strategy, business combinations, asset sales or other types of transactions that cause peer companies to no longer exist or to no longer be comparable. The peer group used for comparing the compensation of our named executive officers for the 2010-2011 compensation cycle was comprised of the companies listed below. With regard to the financial and operational metrics described above, we are generally positioned at or below the 25th percentile relative to the peer group:

•	Cabot Oil & Gas Corporation

•	Cimarex Energy Company

•	Comstock Resources, Inc.

•	Exco Resources, Inc.

•	Forest Oil Corporation

•	Newfield Exploration Company

•	Petrohawk Energy Corporation

•	Quicksilver Resources Inc.

•	Range Resources Corporation

•	SandRidge Energy, Inc.

•	SM Energy Company

•	Southwestern Energy Company

•	Ultra Petroleum Corporation

Performance Evaluations

In setting compensation for the NEOs, the Compensation Committee also considered individual performance evaluations of the NEOs, other than the Chief Executive Officer, that are prepared by the Chief Executive Officer and the performance evaluation of the Chief Executive Officer that was performed by the independent directors in a process facilitated by our Lead Director.

Consideration of 2011 Say on Pay Vote

At our annual meeting of shareholders held on May 12, 2011, over 98% of votes cast were in favor of the proposal to approve an advisory resolution regarding the 2010 compensation program for our named executive officers (“say-on-pay” vote). The Compensation Committee believes this result is an indication that a vast majority of our shareholders are satisfied with our executive compensation policies and decisions, and that our executive compensation program effectively aligns the interests of our named executive officers with the interests of our shareholders. The Compensation Committee considered the results of the 2011 say-on-pay vote, but such results did not impact the Committee’s decisions regarding the determination of executive compensation for 2012. We will continue to consider the outcome of our “say-on-pay” vote results when determining future compensation policies and pay levels for our named executive officers.

An advisory vote also was held on the frequency of the “say-on-pay” proposal. As recommended by the Board, stockholders expressed their preference for an annual advisory vote on executive compensation, and we have implemented that recommendation.

Discussion of Compensation Elements and Performance Criteria

Base Salary

We provide our named executive officers with base salaries to compensate them for services rendered during the fiscal year. We believe that the base salaries are market competitive relative to compensation offered by other oil and gas exploration and production companies with which we compete for talent. The Compensation Committee does not identify specific target ranges for the base salary of each executive officer. Rather, decisions regarding base salary are based on the position and responsibility of each NEO, information provided in the competitive benchmarking review, and other data that the Compensation Committee deems relevant.

The Compensation Committee reviews the base salaries of our NEOs on an annual basis and makes adjustments based on subjective evaluations of each individual officer’s performance, our company’s performance, and a comparison to salary ranges for executives holding comparable positions at other independent oil and gas exploration and production companies. In February 2011, based on these considerations, the Compensation Committee made the following adjustments to the annual salaries for each named executive officer:

Name	2010 Annual Salary	2011 Annual Salary	% Increase
Fredrick J. Barrett	$435,000	$450,000	3.4%
R. Scot Woodall	$350,000	$377,600	7.9%
Robert W. Howard	$310,882	$324,872	4.5%
Francis B. Barron	$276,968	$286,939	3.6%
Kurt M. Reinecke	$275,000	$283,250	3.0%

Performance Cash Bonus Plan

The Compensation Committee believes that annual cash bonuses provide a market-competitive element of compensation and are an appropriate way to reward strong corporate and individual performance. In February 2011, the Compensation Committee approved, and in May 2011 our shareholders approved, our Performance Cash Bonus Plan (the “Performance Cash Plan”). The Performance Cash Plan was developed to emphasize pay-for-performance by providing annual cash awards to employees for the achievement of pre-determined levels of Company performance.

Under the Performance Cash Plan, our NEOs have the opportunity to earn a bonus based on a market based targeted percentage of their annual base salary. The bonus targets are reviewed annually as described above. For 2011, the target bonus percentages for our named executives were as follows:

Name	Bonus Target (as a % of Base Salary)
Fredrick J. Barrett	100%
R. Scot Woodall	90%
Robert W. Howard	85%
Francis B. Barron	75%
Kurt M. Reinecke	75%

The Performance Cash Plan design provides each NEO with the opportunity to earn 50% of target bonus value based on the Company’s achievement of threshold performance (minimum level required); 100% of target bonus value based on the Company’s achievement of target performance; and 200% of target bonus value based on the Company’s achievement of stretch performance (maximum value level). Award payouts for results between the threshold, target, and stretch levels of performance are determined using linear progression between these levels.

A number of factors went into the selection of the 2011 performance metrics and goals for the Performance Cash Plan, including the commodity price outlook and business and market conditions. Some of the criteria are those for which we have given public guidance (such as net production, general and administrative expense, and lease operating expenses).

Threshold, target, and stretch levels of performance were established for these metrics. Target levels of performance are believed to be achievable with additional effort beyond threshold levels and stretch levels of performance are believed to be capable of being met with extraordinary efforts.

The performance metrics and goals approved by the Compensation Committee for 2011, along with their respective weightings are summarized below. These performance metrics and weightings were selected because they are key value drivers in the exploration and production (“E&P”) sector, and for our company.

Performance Metric	Weighting	Threshold Goals	Target Goals	Stretch Goals	2011 Actual Results	% of Target Earned
Organic production	25%	106.2 Bcfe	108.1 Bcfe	111.9 Bcfe	105.6 Bcfe; Below threshold goal	0.0%
Organic proved reserve additions	25%	200 Bcfe	235 Bcfe	320 Bcfe	271 Bcfe; Between target and stretch goals	35.7%
Organic lease operating expenses (“LOE”) per unit of production	15%	$0.58 per Mcfe	$0.54 per Mcfe	$0.48 per Mcfe	$0.51 per Mcfe; Between target and stretch goals	21.1
Adjusted cash general and administrative (“G&A”) expense (1)	10%	$42.0 million	$39.0 million	$33.0 million	$40.6 million, as adjusted to include directors fees paid with common stock rather than cash; Between threshold and target goals	7.3%
Discretionary cash flow (2)	25%	$417 million	$442 million	$492 million	$480 million; Between target and stretch goals	44.2%
					Total	108.2% (3)

(1)	Adjusted cash G&A expense excludes cash bonuses to avoid an iterative calculation when determining the cash bonuses and excludes G&A expense related to acquired properties. We do not provide guidance on adjusted cash G&A expense.
(2)	Discretionary cash flow is a non-GAAP measure used by the Company that is defined in our Current Report on Form 8-K dated February 23, 2012. We calculate discretionary cash flow beginning with net income and adding depreciation, depletion and amortization, impairment, dry hole and abandonment expense, exploration expense, unrealized derivative loss, deferred income tax, stock compensation and other non-cash charges, amortization of debt discounts and deferred financing costs, and loss on sale of properties, and subtracting unrealized derivative gains and gain on sale of properties. It is used because management believes that it provides useful additional information to investors for analysis of our ability to internally generate funds for exploration, development and acquisitions. In addition, discretionary cash flow for the performance metric was adjusted to eliminate the cash flow generated from acquired properties and adds back accrued cash bonuses.
(3)	Does not foot due to rounding.

Based on Company performance relative to the 2011 performance metrics as shown in the above table, the annual Performance Cash Plan funded at 108% of target. In February 2012, the Compensation Committee approved the payment of bonuses to our executive officers. The individual payouts were determined based on target payout as a percentage of base salary and individual performance. See the “Summary Compensation Table” below for the amount paid to each NEO.

Equity Based Compensation

We and the Compensation Committee use long-term equity awards to create incentives for increased performance by our employees, including the named executive officers, by providing them the opportunity to receive added compensation as a result of increases in the value of our common stock. Any increases in the value of our common stock also benefits all shareholders, thereby aligning our employees’ interests with those of our shareholders. The vesting requirements of these awards also provide employee retention.

In making decisions concerning the amounts of stock option, restricted stock, and performance share awards made to our NEOs, the Compensation Committee considers several factors, including competitive benchmarking data, the performance of the Company, and individual officer performance. Equity awards also have vesting requirements to enhance employee retention and to provide incentive to increase long-term shareholder value. In February 2011, the Compensation Committee approved the issuance of stock options and restricted stock to our NEOs and senior managers, and restricted stock to certain of our other employees; no performance shares were granted at that time. The Compensation Committee also approved the vesting of a portion of the performance shares granted in 2010 (the “2010 Program”), based on the achievement of pre-established performance goals for 2011.

Stock Options

The exercise price for our stock options is the fair market value of our common stock on the date those options are granted. For 2011, the total equity award value for each NEO was benchmarked against the market. The number of stock options granted represented approximately half of the total equity award value for each NEO. The awards vest 25% on each of the first four anniversaries of the date of grant.

Restricted Stock

For 2011, the number of shares of restricted stock granted represented approximately half of the total equity award value for each NEO. Restricted stock awards vest 25% on each of the first four anniversaries of the date of grant.

Performance Shares

Grants of performance shares are made periodically to align the compensation of our NEOs and other key employees with the achievement of pre-established goals related to performance metrics that are key indicators of shareholder value. The most recent grant of performance shares was made in February 2010 (the 2010 Program, as defined above). Award recipients have the opportunity to earn 25% of the granted shares per year over a four year period if target performance goals are achieved. On an annual basis, the Compensation Committee establishes target and stretch performance goals for a portion of the shares granted as part of the 2010 Program that may be earned in that year. If the target performance goals are not achieved for a given year, shares will not be earned. However, such shares may be earned in a subsequent year, subject to achievement relative to applicable performance targets. Any shares that have not vested over the four year period because performance goals are not achieved will be forfeited. If stretch performance goals are achieved, vesting may be accelerated such that up to 50% of the granted shares may be earned in a given year, but in no event will more than 100% of the initial performance shares be earned and vested. This potential to accelerate vesting promotes an incentive to achieve performance in excess of the target goals.

Based on the Company’s actual performance in 2010 relative to goals for that year, 28.2% of the performance shares originally granted to the NEOs as part of the 2010 Program were earned and vested. At the beginning of 2011, 71.80% of the performance shares originally granted to the NEOs as part of the 2010 Program remained unearned and unvested. Any performance shares granted pursuant to the 2010 Program that have not vested by February 16, 2014 will be forfeited.

2011 Performance Share Metrics Vesting. In March 2011, the Compensation Committee approved the performance metrics and weightings for vesting of the remaining performance shares granted as part of the 2010 Program. In setting the performance metrics, the Compensation Committee considered the commodity price outlook, business and market conditions, an assessment of the key value drivers of value for our shareholders. The Compensation Committee believes the performance measures chosen are aligned with our shareholders’ interests. The 2011 performance metrics, actual performance, and resulting vesting are summarized below:

Performance Metric	Weighting	Target Goals(1)	Stretch Goals(1)	2011 Actual Results	% of 2010 Program Shares Earned
Organic Production Growth (2)	20%	12.0%	16.0%	9.0%; Below target	0%
3P reserve additions (Bcfe)	20%	234 Bcfe	360 Bcfe	260 Bcfe; Between target and stretch	7.0%
Net increase of PV10 of proved reserves	20%	13%	17%	23%; Above stretch	12.5%
F&D costs (per Mcfe) (2)	20%	$2.75	$2.00	$2.65; Between target and stretch	7.1%
Total Shareholder Return (TSR)	20%	See below		Sixth out of 13	2.5%
		Total			29.1%

(1)	For each metric, 6.25% of unvested performance shares will be earned and vested upon achievement of Target goals; 12.50% of unvested performance shares will be earned and vested upon achievement of Stretch goals; vesting of performance shares will be based on linear interpolation for performance between Target and Stretch.
(2)	Excludes the effects of price revisions or material acquisitions.

The TSR metric relates to a measurement of our performance relative to a group of 14 companies (“Performance Peer Group”) with similar market capitalizations that the Compensation Committee believes are competitors for investor capital investment decisions. These companies (and our Company) are included in the Credit Suisse Onshore U.S. Producers Mid-Sized group and are listed below:

•	Cabot Oil and Gas Corporation

•	Cimarex Energy Company

•	Comstock Resources, Inc.

•	Exco Resources, Inc.

•	Forest Oil Corporation

•	Newfield Exploration Company

•	Petrohawk Energy Corporation

•	Range Resources Corporation

•	Quicksilver Resources Inc.

•	SandRidge Energy, Inc.

•	Southwestern Energy Company

•	SM Energy Company

•	Ultra Petroleum Corporation

TSR is calculated based on the difference between the closing stock price on the last trading day of the year as reported by the NYSE, or other recognized national securities market (adjusted for any stock splits) divided by the closing stock price on the last day of the previous year. TSR will also include dividends paid, if any, by assuming dividends are reinvested in the same security at the closing price of the previous day.

If our TSR is:	The percentage of the TSR related performance shares (percentage of all performance shares) that will vest shall be:
The highest or second highest of the Performance Peer Group	50.0% (10.0%)
The third or fourth highest of the Performance Peer Group	37.5% (7.5%)
Median or higher of the Performance Peer Group but less than the first, second, third or fourth highest of the Performance Peer Group, i.e. the fifth, sixth or seventh highest	25% (5.0%)
Below median of the Performance Group	No vesting

If our TSR is negative for the year, vesting of TSR related performance shares will be reduced by 50% of the amount otherwise computed. In addition, if our TSR was at least 15% for the year but the TSR is below the median, vesting of TSR related performance shares was to be at 12.5% (50% of target vesting of 25%).

Timing of Equity Awards

Our Compensation Committee considers any annual grants of equity awards to officers and employees in the first quarter of each year so that the compensation information can be included in our Annual Report on Form 10-K or proxy statement. These annual grants typically are made in February after we issue a press release in January containing the production for the prior year, year-end reserves for the prior year and guidance on capital expenditures, production, LOE, gathering and transportation expense, and G&A expenses (excluding non-cash stock-based compensation expense) for the coming year. Before making equity grants, the Compensation Committee seeks to confirm with management that there is no material nonpublic information that it needs to consider in making grant decisions. Awards for new executive officers are required to be made at a meeting of the Compensation Committee, called for that purpose, or at other regularly scheduled meetings of the Compensation Committee. Awards are not made by written consent.

The exercise price of options granted under our 2004 Stock Incentive Plan (“2004 Plan”) is equal to the closing price of our common stock on the NYSE on the trading day immediately preceding the date of grant. Our other equity plans provide that the exercise price cannot be less than the closing price on the date of grant, which also complies with the requirements of the Internal Revenue Code (the “Code”).

2012 Compensation Actions

For 2012, the Compensation Committee made base salary adjustments for named executive officers to recognize individual performance and to achieve competitive market levels. Bonus targets remained unchanged, and are market competitive. In order to provide additional incentive to management to drive long-term growth and value, the Compensation Committee allocated a portion of long-term equity compensation to a new performance share program with vesting in three years based on achieving predetermined metrics targeted at our key employees and officers including the NEOs. A significant portion of the equity award value for named executive officers will now be long-term and performance based as defined by these awards.

401(k) Retirement Savings Plan

We do not have a defined benefit pension plan. We maintain an employee retirement savings plan, the 401(k) Plan, to provide an additional means of attracting and retaining qualified employees by providing tax-advantaged opportunities for employees to save for retirement or future events. Under the 401(k) Plan, we currently contribute on behalf of each employee 100% of the contribution made by that employee, up to a maximum Company contribution of 6% of the employee’s gross salary and cash bonus for a particular pay period. The Compensation Committee has the discretion to discontinue or modify the match if business conditions warrant. One-half of our matching contribution is paid in cash and one-half is paid in our common stock. All contributions to the 401(k) Plan are immediately vested and employees can immediately sell the portion of the match made with our common stock. Participation in the 401(k) Plan is at the discretion of each individual employee, and the Compensation Committee is not involved in the administration of the 401(k) Plan. The named executive officers participate in the 401(k) Plan on the same basis as all other employees.

Deferred Compensation

In February 2010, the Compensation Committee approved a non-qualified deferred compensation plan for our executive officers and certain other employees (the “2010 Deferred Compensation Plan”). The plan, which became effective on April 3, 2010, is intended to assist in the retention and recruitment of senior level employees by providing a competitive retirement benefit. The 2010 Deferred Compensation Plan is a “401(k) overlay” program that matches in cash 6% of compensation above the Code Section 415 limit ($245,000 in 2011) with the flexibility to provide additional compensation deferral options. The named executive officers and all other officers are eligible to participate in the plan. Pursuant to the plan, participants may defer up to 90% of their combined base salaries and bonuses after reaching the Section 415 limit. In total, we will match the deferred amount up to 6% of the participant’s cash salary and bonus. The Compensation Committee has the discretion to discontinue or modify the match if business conditions warrant. All amounts deferred and matched under the plan vest immediately. The deferred amounts are payable to the participants at a time pre-selected by the participants, which can include separation from employment, death or disability, a change in control, or a set in-service date. The amount of the payouts will be tied to actual investment returns for mutual funds chosen by the participants from a group of mutual funds selected by the plan committee. The matching contributions made by the Company are included under “All Other Compensation” in the “Summary Compensation Table” below. Additional information is included in the narrative disclosure and table under “Non-qualified Deferred Compensation for 2011” below.

Change-in-Control Agreements

Our named executive officers and senior managers are covered by change-in-control agreements. We believe these agreements allow us to be competitive with other independent oil and gas exploration and production companies in attracting and retaining our executive officers and other officers and senior managers. Estimates of the payments that would be made using various assumptions and a summary of the material terms of these agreements, including the double trigger requirement, are included below under “Payments Upon Termination and Change in Control”.

Other Compensation

Our named executive officers receive health and life insurance benefits, transportation expense reimbursement of up to $125 per month, commuter bus and train passes, and reimbursement of $40 per month for health club dues on the same terms as offered to other employees.

Other Information

Named Executive Officer and Director Stock Ownership Guidelines

Because the Board believes in linking the interests of management and shareholders, the Board has adopted stock ownership guidelines for the named executive officers. Our Executive Stock Ownership Guidelines specify a number of shares that our named executive officers must accumulate and hold within five years of the later of the adoption of the guidelines or the appointment of the individual as a named executive officer. The Chief Executive Officer is required to own shares having a value of five times base salary, and the other named executive officers are required to own shares having a value of two times base salary. The Board has adopted a similar policy for directors to require ownership of shares having a value equal to five times the directors’ annual retainer, currently $50,000 per year. These ownership guidelines were adopted on February 23, 2011 and officers and directors have until five years after the later to occur of the adoption of the guidelines or the appointment of that individual to comply with the guidelines. The number of shares of our common stock beneficially owned by our named executive officers is shown above in “Beneficial Owners of Securities”. All NEOs other than Mr. Reinecke and Mr. Woodall currently are in compliance with the stock ownership guidelines. Mr. Reinecke and Mr. Woodall are expected to achieve the required ownership within the time period allowed through the vesting of currently held restricted shares.

Tax and Accounting Treatment of the Elements of Executive Compensation

We account for stock-based compensation in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 (ASC 718).

Section 162(m) of the Code generally disallows a tax deduction to public companies for individual compensation paid to the Chief Executive Officer and the other four highest compensated executive officers to the extent the compensation exceeds $1 million in any year. Performance-based compensation paid pursuant to a shareholder-approved incentive plan is not subject to the Section 162(m) limitations if certain requirements are met. The Performance Cash Plan and the 2008 Stock Incentive Plan (the “2008 Plan”) both have been approved by our shareholders. These plans are intended to enable the Company to preserve, to the extent practicable, the tax deductibility of incentive awards under Section 162(m).

As part of its role, the Compensation Committee reviews and considers the financial reporting and income tax deductibility of the compensation of our executive officers. Our policy is to utilize available tax deductions whenever appropriate and consistent with our compensation philosophy and objectives. However, the Compensation Committee retains the discretion to provide compensation to our executive officers that may not be fully deductible.

Compensation Risk Assessment

The Compensation Committee believes that its approach to choosing performance metrics and threshold, target and stretch performance levels, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We believe our overall compensation program provides a reasonable balance between short-term and long-term objectives, which help mitigate the risk of excessive risk-taking in the short term. Further, with respect to our incentive compensation programs, the metrics that determine vesting for our performance shares are company-wide metrics only. In addition, the performance criteria reviewed by our Compensation Committee in determining cash bonuses are company-wide, and our Compensation Committee has used subjective judgment in setting bonus levels for our officers in the past and has authority to exercise negative discretion over bonus payments under the Performance Cash Plan. The Compensation Committee believes that applying company-wide metrics encourages decision making that is in our best long-term interests and those of our shareholders as a whole and that the multi-year vesting of our equity awards and our use of a combination of performance shares, restricted stock, and options for executive compensation discourages excessive risk-taking and properly accounts for the time horizon of risk.

Clawback/Forfeiture Provisions

We do not have any formal agreements with officers, directors or employees concerning the return of bonuses or other compensation in the event they are found to have engaged in fraudulent or other inappropriate behavior or if performance measures are restated or adjusted in a manner that would reduce payments. We intend to follow the requirements of Section 304 of the Sarbanes-Oxley Act to recover bonus or other incentive-based or equity-based compensation received by our chief executive officer and chief financial officer and any profits they realized from the sale of securities during the relevant periods in the event we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under securities laws and would pursue other available remedies against them or other employees engaged in illegal activities. In addition, we intend to adopt a clawback policy in accordance with the requirements of the Dodd-Frank Act when regulations concerning clawback policies are adopted by the SEC and NYSE. Awards under the proposed 2012 Equity Incentive Plan will be subject to any clawback policy that we adopt.

Anti-Hedging Policy

Our insider trading policies applicable to named executive officers and other officers and directors prohibit transactions in puts, calls and other derivative securities with respect to our securities on an exchange or in any other organized market as well as short sales of our securities. These transactions can hedge against decreases in our stock price and encourage risky behavior. We believe these activities are often perceived as involving insider trading and may focus the holder’s attention on our short-term performance rather than our long-term objectives. In addition, the named executive officers and others subject to this policy may not hold Company securities in a margin account, and may not, without prior approval, pledge Company securities as collateral for any other loan. An exception to this prohibition may be granted in the case of a non-margin loan where the person is able to clearly demonstrate the financial ability to repay the loan without resorting to the pledged securities. We believe these prohibitions are appropriate because a broker is permitted to sell securities in a margin account if the customer fails to meet a margin call, and therefore the securities can be sold at a time when the customer is aware of material nonpublic information about us. Also, a foreclosure sale under any other loan could also occur at a time when the borrower has nonpublic information about us.

* * * * *

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation of our Chief Executive Officer, our Chief Financial Officer, and each of our next three most highly compensated executive officers serving as of December 31, 2011 (we refer to these five individuals, collectively, as the named executive officers) for the fiscal years ended December 31, 2011, 2010, and 2009. We did not have any pension plans for the past three fiscal years. In addition, our 2010 Deferred Compensation Plan does not provide for above-market or preferential earnings. Therefore, we have not included columns for changes in pension value, or changes in above-market non-qualified deferred compensation earnings in the table below. For additional information concerning the compensation paid to our named executive officers, including the 2010 Deferred Compensation Plan, see the “Compensation Discussion and Analysis” section above.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (4)	Nonqualified Deferred Compensation Earnings ($)	Total ($)
Fredrick J. Barrett	2011	$450,000	$—	$634,948	$626,552	$450,000	$16,295	$38,163	$2,215,957
Chairman; Chief Executive Officer and President (Principal Executive Officer)	2010	$435,000	$435,000	$55,235	$1,173,972		$17,160	$0	$2,116,366
	2009	$410,000	$390,000	$62,950	$900,144		$16,380		$1,779,474

R. Scot Woodall	2011	$377,600	$—	$373,856	$379,181	$377,600	$16,751	$26,601	$1,551,589
Chief Operating Officer	2010	$350,000	$315,000	$481,942	$690,771		$17,120	$14,652	$1,869,485
	2009	$285,155	$210,000	$25,180	$457,359		$16,380		$994,074

Robert W. Howard	2011	$324,872	$—	$353,337	$352,097	$308,628	$16,920	$23,316	$1,379,170
Chief Financial Officer; and Treasurer (Principal Financial Officer)	2010	$310,882	$310,882	$23,199	$589,686		$16,920	$13,631	$1,265,200
	2009	$298,925	$275,011	$35,252	$631,172		$16,380		$1,256,740

Francis B. Barron	2011	$286,939	$—	$232,910	$234,731	$258,245	$16,589	$17,483	$1,046,897
Executive Vice President—General Counsel; and Secretary	2010	$276,968	$249,271	$16,326	$414,999		$16,920	$12,144	$986,628
	2009	$266,315	$239,683	$28,327	$491,436		$16,380		$1,042,141

Kurt M. Reinecke	2011	$283,250	$—	$268,595	$270,844	$254,925	$16,966	$14,594	$1,109,174
Executive Vice President—Exploration (5)	2010	$275,000	$206,250	$16,326	$331,968		$16,245	$9,481	$855,270

(1)	For 2011, the Company shifted from paying cash bonuses to NEOs in the ultimate discretion of the Compensation Committee to the Performance Cash Plan described in “Compensation Discussion and Analysis—Performance Cash Bonus Plan”. As a result, the cash bonuses for 2011 are performance based and are shown under the column “Non-Equity Incentive Plan Compensation.”
(2)	The amount includes the grant date fair value of stock awards as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation – Stock Compensation.” The grant date fair value of the performance-based awards included in this column is based on the probable outcome of the performance condition, determined as of the grant date. The maximum potential values for those performance-based awards are as follows: Mr. Barrett—$1,153,904; Mr. Woodall—$482,268; Mr. Howard—$484,558; Mr. Barron—$341,040; and Mr. Reinecke—$341,040. For the assumptions made in determining fair values, see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. The amounts disregard the estimate of forfeitures related to service-based vesting conditions.
(3)	Reflects the total grant date fair value of stock options as calculated in accordance with FASB ASC Topic 718. For the assumptions made in determining fair values, see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. The amounts shown disregard the estimate of forfeitures.
(4)	Includes the following amounts of our 401(k) matching contributions for the years indicated, which amounts were paid one-half in cash and one-half in our common stock:

401(k) Matching Contributions
2011
Fredrick J. Barrett	$14,700
R. Scot Woodall	$14,700
Robert W. Howard	$14,700
Francis B. Barron	$14,369
Kurt M. Reinecke	$14,700

(5)	Mr. Reinecke first became a named executive officer with respect to the year ended December 31, 2010.

GRANTS OF PLAN-BASED AWARDS GRANTED DURING 2011

During 2011, we granted equity awards to the named executive officers, which are summarized below. For additional information regarding the compensation paid to our named executive officers, including grants of equity awards, see “Compensation Discussion and Analysis” above.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ /Sh) (3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Threshold (#)(2)	Target (#)	Maximum (#)
Fredrick J. Barrett
2011 Performance Cash Bonus Plan		$225,000	$450,000	$900,000
2008 Incentive Plan	2/8/2011								34,700	$39.02	$626,552
2004 Incentive Plan	2/8/2011							13,300			$518,301
2008 Incentive Plan	3/30/2011					7,539	15,077				$116,647	(5)
2008 Incentive Plan	3/30/2011					1,885	3,769				$0	(5)

R. Scot Woodall
2011 Performance Cash Bonus Plan		$169,920	$339,840	$679,680
2008 Incentive Plan	2/8/2011								21,000	$39.02	$379,181
2008 Incentive Plan	2/8/2011							8,400			$327,768
2008 Incentive Plan	3/30/2011					2,979	5,957				$46,088	(5)
2008 Incentive Plan	3/30/2011					745	1,489				$0	(5)

Robert W. Howard
2011 Performance Cash Bonus Plan		$138,071	$276,141	$552,282
2008 Incentive Plan	2/8/2011								19,500	$39.02	$352,097
2008 Incentive Plan	2/8/2011							7,800			$304,356
2008 Incentive Plan	3/30/2011					3,166	6,331				$48,981	(5)
2008 Incentive Plan	3/30/2011					792	1,583				$0	(5)

Francis B. Barron
2011 Performance Cash Bonus Plan		$107,602	$215,204	$430,408
2008 Incentive Plan	2/8/2011								13,000	$39.02	$234,731
2004 Incentive Plan	2/8/2011							5,092			$198,435
2008 Incentive Plan	3/30/2011					2,228	4,456				$34,475	(5)
2008 Incentive Plan	3/30/2011					557	1,114				$0	(5)

Kurt M. Reinecke
2011 Performance Cash Bonus Plan		$106,219	$212,437	$424,875
2008 Incentive Plan	2/8/2011								15,000	$39.02	$270,844
2008 Incentive Plan	2/8/2011							6,000			$234,120
2008 Incentive Plan	3/30/2011					2,228	4,456				$34,475	(5)
2008 Incentive Plan	3/30/2011					557	1,114				$0	(5)

(1)	These equity awards consist of shares under the initial performance grant made in February 2010 for which the performance goals were established in March 2011. Both awards were made pursuant to our 2008 Stock Plan. In accordance with that plan, the value of restricted stock is equal to the closing price of our common stock on the date of grant.
(2)	The performance share awards do not provide for a minimum amount payable for a certain level of performance. If the performance goals are not met at the target level, no shares will vest. Thus, there is no threshold applicable to these awards.
(3)	The option awards issued in 2011 were granted pursuant to our 2008 Stock Plan. In accordance with the 2008 Stock Plan, the exercise price of options is equal to the closing price of our common stock on the date of grant.
(4)	The amounts in the “Grant Date Fair Value of Stock and Option Awards” column were determined in accordance with FASB ASC Topic 718. For additional information concerning our application of FASB ASC Topic 718, see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.
(5)	The amounts in the “Grant Date Fair Value of Stock and Option Awards” column associated with the performance share grants represent the grant date fair value based upon the probable outcome of the performance conditions estimated at the date of grant.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

The following table contains information with respect to outstanding equity awards for the named executive officers at December 31, 2011.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Fredrick J. Barrett
2004 Incentive Plan	40,000				$35.28	2/22/2013
2004 Incentive Plan	75,000				$30.42	2/16/2014
2004 Incentive Plan	45,000	15,000	(1)		$42.83	2/16/2015
2008 Incentive Plan	42,000	42,000	(2)		$23.45	2/16/2016
2008 Incentive Plan	20,000	60,000	(3)		$30.94	2/9/2017
2008 Incentive Plan		34,700	(4)		$39.02	2/16/2018
2008 Incentive Plan							8,021	(5)	$273,275	14,330	(6)	$488,223
2008 Incentive Plan							942	(7)	$32,094	3,770	(8)	$128,444
2008 Incentive Plan							13,300	(9)	$453,131

R. Scot Woodall
2004 Incentive Plan	35,000				$33.79	4/9/2014
2004 Incentive Plan	6,750	2,250	(1)		$42.83	2/16/2015
2004 Incentive Plan	12,000	4,000	(10)		$46.91	2/16/2015
2008 Incentive Plan	11,340	21,340	(2)		$23.45	2/16/2016
2008 Incentive Plan	6,125	18,375	(3)		$30.94	2/9/2017
2008 Incentive Plan	5,000	15,000	(11)		$35.38	7/30/2017
2008 Incentive Plan		21,000	(4)		$39.02	2/16/2018
2008 Incentive Plan							1,892	(5)	$64,460	3,381	(6)	$115,191
2008 Incentive Plan							222	(7)	$7,564	890	(8)	$30,322
2008 Incentive Plan							1,276	(12)	$43,473	2,282	(13)	$77,748
2008 Incentive Plan							150	(14)	$5,111	600	(15)	$20,442
2008 Incentive Plan							9,750	(16)	$332,183
2008 Incentive Plan							8,400	(9)	$286,188

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert W. Howard
2004 Incentive Plan	155,000				$32.31	3/30/2014
2004 Incentive Plan	30,000	10,000	(1)		$42.83	2/16/2015
2008 Incentive Plan	29,450	29,450	(2)		$23.45	2/16/2016
2008 Incentive Plan	10,046	30,138	(3)		$30.94	2/9/2017
2008 Incentive Plan		19,500	(4)		$39.02	2/16/2018
2008 Incentive Plan							3,368	(5)	$114,748	6,018	(6)	$205,033
2008 Incentive Plan							395	(7)	$13,458	1,584	(8)	$53,967
2008 Incentive Plan							7,800	(9)	$265,746

Francis B. Barron
2004 Incentive Plan	25,000				$35.28	2/22/2013
2004 Incentive Plan	33,750				$30.42	2/16/2014
2004 Incentive Plan	24,750	8,250	(1)		$42.83	2/16/2015
2008 Incentive Plan	22,930	22,930	(2)		$23.45	2/16/2016
2008 Incentive Plan	7,070	21,210	(3)		$30.94	2/9/2017
2008 Incentive Plan		13,000	(4)		$39.02	2/16/2018
2008 Incentive Plan							2,370	(5)	$80,746	4,236	(6)	$144,321
2008 Incentive Plan							278	(7)	$9,471	1,115	(8)	$37,988
2008 Incentive Plan							5,092	(9)	$173,484

Kurt M. Reinecke
2004 Incentive Plan	16,200				$35.28	2/22/2013
2004 Incentive Plan	30,000				$30.42	2/16/2014
2004 Incentive Plan	21,000	7,000	(1)		$42.83	2/16/2015
2004 Incentive Plan	23,240	23,240	(2)		$23.45	2/16/2016
2008 Incentive Plan	5,656	16,966	(3)		$30.94	2/9/2017
2008 Incentive Plan		15,000	(4)		$39.02	2/16/2018
2008 Incentive Plan							2,370	(5)	$80,746	4,236	(6)	$144,321
2008 Incentive Plan							278	(7)	$9,471	1,115	(8)	$37,988
2008 Incentive Plan							6,000	(9)	$204,420

(1)	These options were granted on February 11, 2008 and vest 25% on each of February 16, 2009, 2010, 2011, and 2012.
(2)	These options were granted on February 10, 2009 and vest 25% on each of February 16, 2010, 2011, 2012, and 2013.
(3)	These options were granted on February 9, 2010 and vest 25% on each of February 16, 2011, 2012, 2013, and 2014.
(4)	These options were granted on February 8, 2011 and vest 25% on each of February 16, 2012, 2013, 2014, and 2015.
(5)

These nonvested performance shares were granted to the named executive officers on February 9, 2010. Vesting is contingent upon meeting certain operational and financial metrics that are selected by the Compensation Committee for each year in a four-year performance period, commencing in 2010 and ending in 2014. This grant is described in more detail above under “Compensation Discussion and Analysis—Discussion of Compensation Elements and Performance Criteria—Performance Share Grants and Vesting for 2010 Performance Share Program.” The performance shares contingently vest each year depending on the level at which the performance goals are achieved. Each year during the four year period, it is possible for up to 50% of the original shares to vest based on meeting the performance goals. As of December 31, 2011, certain performance conditions were satisfied, and 26.6% of the original grant was eligible for vesting; however, such shares remained subject to a time-based vesting requirement through February 16, 2012.
(6)	These nonvested performance shares were granted to the named executive officers on February 09, 2010. Vesting is contingent upon meeting certain operational and financial metrics that are selected by the Compensation Committee for each year in a four-year performance period, commencing in 2010 and ending in 2014. This grant is described in more detail above under “Compensation Discussion and Analysis—Discussion of Compensation Elements and Performance Criteria—Performance Share Grants and Vesting for 2010 Performance Share Program.” The performance shares contingently vest each year depending on the level at which the performance goals are achieved. Each year during the four year period, it is possible for up to 50% of the original shares to vest based on meeting the performance goals. As of December 31, 2011, the performance conditions for the vesting of these shares had not yet been established.
(7)	These nonvested TSR performance shares were granted to the named executive officers on February 9, 2010. Vesting is contingent upon our relative TSR performance compared to a peer group of companies. This grant is described in more detail above under “Compensation Discussion and Analysis—Discussion of Compensation Elements and Performance Criteria—Performance Share Grants and Vesting for 2010 Performance Share Program.” The TSR performance shares contingently vest each year depending on the outcome of our TSR compared to the TSR of those companies in the peer group. Each year during the four year period, it is possible for up to 50% of the original shares to vest . As of December 31, 2011, based on our TSR compared to the peer group, 12.5% of the original grant was eligible for vesting; however, such shares remained subject to a time-based vesting requirement through February 16, 2012.
(8)	These nonvested TSR performance shares were granted to the named executive officers on February 9, 2010. Vesting is contingent upon our TSR performance compared to a peer group of companies. This grant is described in more detail above under “Compensation Discussion and Analysis—Discussion of Compensation Elements and Performance Criteria—Performance Share Grants and Vesting for 2010 Performance Share Program.” The TSR performance shares contingently vest each year depending on the outcome of our TSR compared to the TSR of those companies in the peer group. Each year during the four year period, it is possible for up to 50% of the original shares to vest. As of December 31, 2011, the vesting for these shares will be based on our TSR in future years.
(9)	These nonvested equity shares of common stock were granted on February 8, 2011 and vest 25% on February 16, 2012, 2013, 2014 and 2015.
(10)	These options were granted on February 22, 2008 and vest 25% on each of February 16, 2009, 2010, 2011 and 2012.
(11)	These options were granted on July 30, 2010 and vest 25% on the first four anniversaries of the date of grant.
(12)	These nonvested performance shares were granted to Mr. Woodall on July 30, 2010. Vesting is contingent upon meeting certain operational and financial metrics that are selected by the Compensation Committee for each year in a four-year performance period, commencing in February 2010 and ending in 2014. The performance shares contingently vest each year in February depending on the level at which the performance goals are achieved. Each year during the four year period, it is possible for up to 50% of the original shares to vest based on meeting the performance goals. As of December 31, 2011, certain performance conditions were satisfied, and 26.6% of the original grant was eligible for vesting; however, such shares remained subject to a time-based vesting requirement through February 16, 2012.
(13)	These nonvested performance shares were granted to Mr. Woodall on July 30, 2010. Vesting is contingent upon meeting certain operational and financial metrics that are selected by the Compensation Committee for each year in a four-year performance period, commencing in February 2010 and ending in 2014. The performance shares contingently vest each year in February depending on the level at which the performance goals are achieved. Each year during the four year period, it is possible for up to 50% of the original shares to vest based on meeting the performance goals. As of December 31, 2011, the performance conditions for the vesting of these shares had not yet been established.
(14)	These nonvested TSR performance shares were granted to Mr. Woodall on July 30, 2010. Vesting is contingent upon our TSR performance compared to a peer group of companies. The TSR performance shares contingently vest each year depending on the outcome of our TSR compared to the TSR of those companies in the peer group. Each year during the four year period, it is possible for up to 50% of the original shares to vest. As of December 31, 2011, based on our TSR compared to the peer group, 12.5% of the original grant was eligible for vesting; however, such shares remained subject to a time-based vesting requirement through February 16, 2012.
(15)	These nonvested TSR performance shares were granted to Mr. Woodall on July 30, 2010. Vesting is contingent upon our TSR performance compared to a peer group of companies. The TSR performance shares contingently vest each year depending on the outcome of our TSR compared to the TSR of those companies in the peer group. Each year during the four year period, it is possible for up to 50% of the original shares to vest . As of December 31, 2011, the vesting for these shares will be based on our TSR in future years.
(16)	These nonvested equity shares of common stock were granted on July 30, 2010 and vest 25% on the first four anniversaries of the date of grant.

OPTION EXERCISES AND STOCK VESTED IN 2011

The following table contains information with respect to the named executive officers concerning option exercises and vesting of restricted stock during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Fredrick J. Barrett	109,641	$2,293,656	10,629	$407,410
R. Scot Woodall	10,000	$133,651	11,199	$460,955
Robert W. Howard	—	$—	5,963	$229,147
Francis B. Barron	11,970	$226,924	3,141	$120,395
Kurt M. Reinecke	—	$—	3,141	$120,395

NON-QUALIFIED DEFERRED COMPENSATION FOR 2011

Pursuant to the 2010 Deferred Compensation Plan, a participant can contribute up to 90% of a participant’s combined base salary and actual bonus earned after reaching the Code Section 415 limit of the 2010 Deferred Compensation Plan on a before-tax basis. In total, we will match the deferred amount up to 6% of the participant’s cash salary and bonus. The Compensation Committee has the discretion to discontinue or modify the match if business conditions warrant. All amounts deferred and matched under the plan vest immediately. The deferred amounts are payable to the participants at a time pre-selected by the participants, which can include separation from employment, death or disability, a change in control of us, or a set in-service date. The amount of the payouts will be tied to actual investment returns for mutual funds chosen by the participants from a group of mutual funds selected by the plan committee.

The following table summarizes the named executive officers’ compensation for 2011 under the 2010 Deferred Compensation Plan.

Name	Executive Contributions in 2011 ($) (1)	Company Contributions in 2011 ($) (1)	Aggregate Earnings (Losses) in 2011 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2011 ($)(2)
Fredrick J. Barrett	$38,163	$38,163	$(2,052)	$—	$74,274
R. Scot Woodall	$26,601	$26,601	$(1,459)	$—	$85,234
Robert W. Howard	$23,316	$23,316	$—	$—	$73,894
Francis B. Barron	$24,165	$17,483	$—	$—	$104,392
Kurt M. Reinecke	$14,594	$14,594	$(1,004)	$—	$48,107

(1)	The amounts reflected as Company Contributions above are included in the Summary Compensation Table under “Non-Qualified Deferred Compensation Earnings.” Executive contributions reflected above are made monthly during the fiscal year and are based on the employee’s elected deferral percentage rate. These contributions are based on base salary and bonus. Executive Contributions are reported as salary and bonus in the Summary Compensation Table.
(2)	Of this balance, the following amounts were reported as compensation for each named executive officer and included in the Summary Compensation Table for the fiscal year ended December 31, 2010: Mr. Barrett $0; Mr. Woodall $33,491; Mr. Howard $27,262; Mr. Barron $62,744; and Mr. Reinecke $19,923. There were no such amounts included for the fiscal year ended December 31, 2009 as the 2010 Deferred Compensation Plan became effective on April 3, 2010.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes estimated payments that would be payable to our named executive officers assuming that their employment terminated on December 31, 2011 within one year following a change in control pursuant to the “double trigger” provisions of their change-in-control agreements, as described below. No payment would be required in the event of a voluntary termination (other than for good reason, in which event the payments summarized below would apply), a termination by us or our successor for cause or a termination by us before a change in control (unless the termination was within 30 days prior to the change in control in anticipation of the change in control, in which event the payments summarized below would apply). According to the terms of our equity plans and the grants of options and shares pursuant to those plans, the vesting of those grants automatically accelerates upon a change in control notwithstanding the double trigger provisions of the change-in-control agreements.

POTENTIAL PAYMENTS UPON TERMINATION AFTER

A CHANGE IN CONTROL AS OF DECEMBER 31, 2011

Name	Severance Payment (3 times salary and bonus) ($)	Value of Accelerated Equity Grants ($)(1)	Estimated Tax “Gross Up” Payment ($)(2)	Lump Sum Payment for Benefits ($)(3)	Lump Sum for Outplacement Services ($)	Total Estimated Benefit ($)
Fredrick J. Barrett	$2,647,500	$2,009,007	$—	$85,363	$7,500	$4,749,370
R. Scot Woodall	$2,064,000	$1,266,826	$826,455	$85,363	$7,500	$4,250,143
Robert W. Howard	$1,900,267	$1,060,042	$—	$61,635	$7,500	$3,029,445
Francis B. Barron	$1,603,645	$755,914	$—	$76,994	$7,500	$2,444,053
Kurt Reinecke	$1,464,375	$776,858	$—	$85,264	$7,500	$2,333,997

(1)	Assuming the acceleration of unvested options and restricted stock grants held at December 31, 2011 based on the closing stock price on the NYSE on December 30, 2011, the last trading day before year end, of $34.07 per share.
(2)	The calculation for a gross up payment assumes that, if the excess of the severance payment plus the value of accelerated equity grants plus the outplacement of services plus payment for continuation of benefits over the five year average W-2 wages results in an excise tax pursuant to the Code, a gross up will be paid to the named executive officers to compensate for the excise tax.
(3)	Based on the cost to provide benefits on December 31, 2011.

The following is a summary of the material terms of the change-in-control agreements for our chief executive officer, chief operating officer, chief financial officer, executive vice presidents, and senior vice presidents (the “Senior Executive Officers”), including the named executive officers:

•

The agreements have a “double trigger” so that they are triggered when there is both a change in control of the Company, and the person’s employment is terminated within one year after the change in control other than a termination by us for cause or by the Senior Executive Officer without good reason. We believe that providing severance benefits in this situation is appropriate in order to ensure that our Senior Executive Officers are committed to completing a transaction that may be in the best interests of our shareholders without concerns for his or her job security. In the event both triggers occur, Senior Executive Officers will receive:

•

A severance payment equal to three times the Senior Executive Officer’s highest cash compensation, including bonus, paid during a consecutive 12 month period in any of the three years preceding the termination. This amount is payable in a lump sum.

•	Payment of a lump sum amount equivalent to the cost to continue all life, disability, accident, and health insurance, or reasonably equivalent benefits, for 36 months after termination.

•	Payment of $7,500 for outplacement services to assist the Senior Executive Officer in obtaining new employment.

•

An additional amount, or a tax “gross up” payment, equal to the amount, if any, of excise and related income tax payable by Senior Executive Officers under the golden parachute provisions of the Code. The payment of this “gross up” amount is intended to provide the Senior Executive Officer with the full amount of the severance payment determined under the agreement.

•

Our stock incentive plans for all employees, including Senior Executive Officers, provide for accelerated vesting of all unvested stock options and accelerated lapsing of all restrictions on restricted stock grants upon the occurrence of the change in control, regardless of whether the officer or employee is terminated.

•

Upon termination of employment for any reason and not only after a change in control, the Senior Executive Officer will not solicit any of our employees for a period of one year after the termination of the Senior Executive Officer’s employment.

•	The agreements also contain a requirement that the Senior Executive Officer keep our nonpublic information confidential.

Generally, pursuant to the agreements, a change in control is deemed to occur if any of the following occurs:

•	Someone acquires 30% or more of our common stock;

•

The individuals who are members of our Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board unless approved by a vote of at least two-thirds of the then Incumbent Board;

•	We consummate a merger, consolidation, or reorganization, unless certain circumstances are met;

•	Our complete liquidation or dissolution; or

•	The sale or other disposition of all or substantially all of our assets.

Generally, a termination by the employee for “good reason” requires the following:

•	Assignment to the employee of duties inconsistent with, or a substantial alteration in the nature of, the employee’s responsibilities in effect immediately prior to the change in control;

•

A reduction in either the employee’s salary or target bonus (if a target bonus has been established for the employee) as each is in effect on the date of a change in control, or the discontinuance or material adverse alteration of any material pension, welfare or fringe benefit enjoyed by the employee on the date of a change in control;

•

Relocation of the employee’s place of employment to any place in excess of 50 miles from the employee’s place of employment immediately prior to the change in control without the employee’s written consent;

•	Material breach by us of the change-in-control agreement that is not cured in the appropriate period; or

•	Failure by us to have our obligations under the change-in-control agreement assumed by any successor company.

Generally, “cause” means:

•

If the officer is party to an employment agreement or similar agreement with us and that agreement includes a definition of cause, the definition contained in that agreement applies (no officers currently have employment or similar agreements).

•	If no employment or similar agreement exists, it means:

•	The officer’s failure to perform the duties reasonably assigned to him or her;

•	Our good faith finding of the officer’s dishonesty, gross negligence, or misconduct;

•	A material breach by the officer of any of our written employment policies or rules; or

•	The officer’s conviction for, or his or her plea of guilty or nolo contendere to, a felony or any other crime which involves fraud, dishonesty, or moral turpitude.

INDEMNIFICATION AGREEMENTS

We have entered into an indemnification agreement with each of our directors and executive officers. These agreements require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified, and to cover them under any directors’ and officers’ liability insurance policy that we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and will be in addition to any other rights that the indemnitee may have under our Restated Certificate of Incorporation, Bylaws, and applicable law.

DIRECTOR COMPENSATION

Beginning April 1, 2010, our directors who are not our employees (“Outside Directors”) received an annual retainer of $50,000 payable quarterly and a meeting attendance fee of $1,000 for each Board and committee meeting attended. Also beginning on April 1, 2010, the Chair of the Audit Committee received an additional annual retainer of $25,000 and the chairs of other standing committees receive an additional annual retainer of $10,000. From April 1, 2010 until January 1, 2011, the Lead Director received an additional annual retainer of $5,000 payable in quarterly installments. Beginning January 1, 2011, the Lead Director’s additional annual retainer was increased to $50,000 and the Lead Director also receives a fee of $1,000 for each meeting with management, not including telephone meetings or meetings on days on which other Board or Committee meetings occur. The Outside Directors also receive compensation in the form of equity to align their interests with the interests of our shareholders. Beginning in calendar year 2011, the equity portion of the compensation for Outside Directors is paid in the form of restricted common stock pursuant to our 2004 Plan, so long as shares are available pursuant to the 2004 Plan and thereafter pursuant to the 2008 Plan. Restricted shares having a fair market value of $130,000 determined in accordance with the 2004 Plan or the 2008 Plan, as the case may be, will be granted to each Outside Director on the date (the “Date of Grant”) of the commencement of each annual meeting of shareholders. All restricted stock vests on the earlier to occur of the first anniversary of the Date of Grant or such date that the Outside Director ceases to be a director other than as a result of removal from office. Beginning in 2012, Outside Directors elected other than at an annual meeting of shareholders are eligible for a partial equity award. All directors are reimbursed for all reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees. Outside Directors may elect to receive all or a portion of their fees in the form of our common stock, issued pursuant to our 2004 Plan. After each quarter, shares with a value equal to the fees payable for that quarter, calculated using the closing price on the NYSE on the last trading day of the quarter, will be delivered to each Outside Director who elected before that quarter to receive shares in payment of the director fees.

During 2011, the Outside Directors received the following compensation:

2011 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
James M. Fitzgibbons	$79,000	$129,986	$—	$208,986
Randy A. Foutch (3)	$—	$185,222	$—	$185,222
Kevin O. Meyers	$7,167	$—	$—	$7,167
Jim W. Mogg	$—	$281,891	$—	$281,891
William F. Owens	$27,250	$179,658	$—	$206,908
Edmund P. Segner, III	$85,000	$129,986	$—	$214,986
Randy I. Stein	$103,000	$129,986	$—	$232,986
Michael E. Wiley	$40,000	$179,930	$—	$219,930

(1)	For each director other than Dr. Meyers, this column includes $129,986, which is the grant date fair value of stock awards as calculated in accordance with ASC Topic 718, of the portion of each director’s annual compensation paid in the form of restricted stock. This amount disregards the estimate of forfeitures. In February 2012, the Board approved a grant of restricted stock to Dr. Meyers in an amount equal to $65,000 for the equity portion of his compensation for the partial year of service prior to his anticipated full year grant in May 2012. This column also includes the dollar amount of director fees that were paid in the form of our common stock. After each quarter, shares with a value equal to the fees payable for that quarter, calculated using the closing price on the NYSE on the last trading day of the quarter, are delivered to the directors who elected before that quarter to receive shares for payment of the director fees.
(2)	There were no option awards granted to directors during the year ended December 31, 2011. As of December 31, 2011, each director held the following number of total outstanding options: Mr. Fitzgibbons, 50,000; Mr. Foutch, 0; Dr. Meyers, 0; Mr. Mogg, 40,000; Mr. Owens, 7,500; Mr. Segner, 20,000; Mr. Stein, 50,000; and Mr. Wiley, 60,000.
(3)	Mr. Foutch resigned on August 23, 2011. In January 2012, we extended the exercise period to February 15, 2012 for the 35,000 exercisable options held by Mr. Foutch upon his resignation. For financial reporting purposes and in accordance with ASC Topic 718, these options were treated as a new grant with a grant date fair value of $148,116, which will be recognized during the year ending December 31, 2012.

Approval of Related Party Transactions

We have not formally adopted any policies or procedures for approval of related party transactions. However, related party transactions are strongly discouraged. All proposed related party transactions are disclosed to, and subject to approval by, the Nominating and Corporate Governance Committee and are considered on a case-by-case basis. There were no related party transactions in 2011.

Relationships of Officers and Directors

Fredrick J. Barrett, our Chief Executive Officer, Chairman of the Board and a director, is the brother of Terry R. Barrett, our Senior Vice President—Rockies Exploration.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of our common stock.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that all required reports of our officers, directors and greater than ten percent shareholders under Section 16(a) were timely filed during the year ended December 31, 2011, except one report on Form 4 for Robert W. Howard, Chief Financial Officer, concerning a transaction pursuant to a trading plan that was filed nine days late.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics governing business conduct and relevant actions of our officers, directors, employees, and certain other persons who have relationships or dealings with us. The Code of Business Conduct and Ethics includes our code of ethics for senior financial management. The Code of Business Conduct and Ethics also sets forth procedures for reporting concerns about accounting, auditing, internal controls, financial, or other matters. The Code of Business Conduct and Ethics also provides a mechanism for reporting any written concerns or questions. Any concerns submitted on an anonymous basis related to financial matters will be directed to the Audit Committee, while any questions relating to any other matter will be directed to our legal counsel or human resources department. A current copy of the Code of Business Conduct and Ethics is posted on our website at www.billbarrettcorp.com and a printed copy may be obtained by sending a request to our Corporate Secretary at our corporate headquarters. Any amendment to, or a waiver from, a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller (or persons performing similar functions) is required to be approved by the Audit Committee, will be disclosed in accordance with the relevant rules and regulations of the SEC and will be posted on our website.

Audit Committee Report

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

The Committee has reviewed and discussed with management and Deloitte & Touche LLP, our independent registered public accounting firm, the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

The Audit Committee also has discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended and as superseded by Auditing Standards No. 114, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP such independent accountants’ independence. No services, other than audit and audit-related services, were performed by Deloitte & Touche LLP during the fiscal year ended December 31, 2011. The Audit Committee believes that the provision of those services by Deloitte & Touche LLP to the Company and its subsidiaries is compatible with maintaining the principal auditors’ independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

This report is submitted on behalf of the Audit Committee.

Respectfully submitted,

Randy I. Stein, Chair

James M. Fitzgibbons

Kevin O. Meyers

Edmund P. Segner, III

PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Approximately 98% of those shareholders casting votes at our 2011 annual meeting of shareholders (excluding broker non-votes) voted to approve our executive compensation as described in the proxy statement for the 2011 annual meeting of shareholders. We considered the results of this vote in 2011 to be an affirmation of our compensation philosophy. In accordance with the preferences of our shareholders as expressed at our 2011 annual meeting of shareholders, we are providing shareholders with the opportunity to approve the compensation of our named executives at each annual meeting of shareholders.

As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to encourage growth in our oil and natural gas reserves, production, cash flow, and profitability while focusing on controlling costs and achieving attractive returns on capital in order to enhance long-term shareholder value.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address our shareholders’ concerns.

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal No. 2. Broker non-votes will have no effect on the outcome of the proposal.

Accordingly, we ask our shareholders to vote on the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3—PROPOSAL TO AMEND AND RESTATE THE RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS

On March 1, 2012, our Board of Directors approved, upon the recommendation of the Nominating and Corporate Governance Committee, making amendments to our Restated Certificate of Incorporation that would declassify our Board of Directors and provide for the annual election of all directors, subject to obtaining the requisite approval from our shareholders at the 2012 annual meeting of shareholders.

Our Restated Certificate of Incorporation currently provides that our Board of Directors be divided into three classes, each of which serves for staggered three-year terms. Our Board of Directors previously viewed the classified structure of the Board as benefiting our shareholders by promoting continuity and stability in the management of our business and affairs, encouraging directors to take a long-term perspective, and reducing the Company’s vulnerability to coercive takeover tactics. While our Board of Directors still believes these are important benefits, the Board recognizes the benefit of providing shareholders an annual opportunity to express in a meaningful way their satisfaction or dissatisfaction with the actions of the Board. The Board has also considered that a majority of our shareholders voted in favor of a similar proposal included in our 2010 proxy statement, although such vote was less than the 80% of outstanding shares of common stock required to approve the proposal.

After careful deliberation, our Board of Directors has determined, upon the recommendation of the Nominating and Corporate Governance Committee, to propose that our shareholders approve to amend and restate our Restated Certificate of Incorporation to declassify our Board of Directors and provide that all directors be elected annually. If this proposal is approved by our shareholders, each director who has been elected to a three-year term prior to the filing of the Amended and Restated Certificate of Incorporation, including each director elected at the 2012 annual meeting, will complete his three-year term. Thereafter, such director or his successor will be elected to one-year terms. Beginning with the 2015 annual meeting, all directors will stand for election annually.

In connection with this proposal, our Board of Directors also approved certain other conforming amendments to our Restated Certificate of Incorporation, subject to shareholder approval. These conforming amendments include an amendment to permit the removal of directors, with or without cause. This provision is required under Delaware law for corporations that do not have classified boards or cumulative voting for directors.

The Board has separately proposed to amend and restate other provisions of the Restated Certificate of Incorporation, as discussed in “Proposal No. 4: Proposal to Amend and Restate the Restated Certificate of Incorporation to Eliminate Supermajority Voting.” In light of the changes that would additionally result from an affirmative vote on Proposal No. 4, we are proposing to amend and restate the Restated Certificate of Incorporation in its entirety. The amendments to the Restated Certificate of Incorporation proposed under Proposal No. 3 and Proposal No. 4 are set forth in Appendix A, with deletions indicated by strikeout and additions indicated by underline that will be made to the extent shareholders approve the amendments. The current provisions and proposed amendment described above are qualified in their entirety by reference to the actual text as set forth in Appendix A.

In addition, the Board of Directors has approved conforming amendments to our Bylaws, subject to shareholder approval of this Proposal No. 3. The amendments to our Bylaws do not require shareholder approval.

The affirmative vote of the holders of at least 80% of the voting power of all of our outstanding shares of common stock is required for approval of this proposal to amend and restate our Restated Certificate of Incorporation to declassify the Board and provide for the annual election of all directors. Abstentions and broker non-votes will not count as votes in favor of the proposed amendment and restatement and accordingly will have the effect of votes against the proposal.

If this Proposal No. 3 is approved by the shareholders, the amendment to the Restated Certificate of Incorporation would become effective upon the filing with the Secretary of State of Delaware of a Certificate of Amendment, which filing is expected to take place shortly after the shareholders approve the amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL. PROXIES WILL BE VOTED “FOR” THE PROPOSAL UNLESS OTHERWISE SPECIFIED.

PROPOSAL NO. 4— PROPOSAL TO AMEND AND RESTATE THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING

On March 1, 2012, our Board of Directors approved, upon the recommendation of the Nominating and Corporate Governance Committee, making amendments to our Restated Certificate of Incorporation that would eliminate supermajority voting and provide for the affirmative vote of a majority of the outstanding shares of capital stock entitled to vote generally in the election of directors unless Delaware law requires a greater percentage in the following instances: (1) removal of directors, (2) amendment of our Bylaws, and (3) amendment of certain provisions of our Restated Certificate of Incorporation relating to the calling of special shareholder meetings, advance notice provisions for shareholder nominations of directors and shareholder business at shareholder meetings, restrictions on shareholder action by written consent, board classification, director liability, and other corporate governance matters related to Board management and elections.

Our Restated Certificate of Incorporation currently requires the affirmative vote of the holders of at least 80% of the voting power of all of our outstanding shares of capital stock entitled to vote generally in the election of directors for the above-mentioned actions. Our Board of Directors previously viewed this supermajority voting requirement as benefiting our shareholders by providing minority shareholders with a measure of protection against changes in corporate governance and other self-interested actions by one or more large shareholders. While our Board of Directors still believes these are important benefits, the Board recognizes the benefit of providing shareholders with more flexibility in altering the corporate governance requirements of the Company’s Restated Certificate of Incorporation. The Board has also considered that holders of more than a majority of our outstanding shares of common stock voted in favor of a similar shareholder proposal included in our 2010 proxy statement, although such vote was less than the 80% of outstanding shares of common stock required to approve the proposal.

After careful deliberation, our Board of Directors has determined, upon the recommendation of the Nominating and Corporate Governance Committee, to propose that our shareholders approve to amend and restate our Restated Certificate of Incorporation to provide for the affirmative vote of a majority of the outstanding shares of capital stock entitled to vote generally in the election of directors unless Delaware law requires a greater percentage in the following instances: (1) removal of directors, (2) amendment of our Bylaws, and (3) amendment of certain provisions of our Restated Certificate of Incorporation relating to the calling of special shareholder meetings, advance notice provisions for shareholder nominations of directors and shareholder business at shareholder meetings, restrictions on shareholder action by written consent, board classification, director liability, and other corporate governance matters related to Board management and elections. If shareholders approve this Proposal No. 4, the principal effect will be that directors may be removed, with or without cause, by the affirmative vote of a majority, instead of 80%, of the outstanding shares of capital stock entitled to vote generally in the election of directors, and the Bylaws and provisions described above may be amended, altered, or repealed upon the affirmative vote of a majority, instead of 80%, of the outstanding shares of capital stock entitled to vote generally in the election of directors.

The Board has separately proposed to amend and restate other provisions of the Restated Certificate of Incorporation, as discussed in “Proposal No. 3: Proposal to Amend and Restate the Restated Certificate of Incorporation to Provide for the Annual Election of All Directors.” In light of the changes that would additionally result from an affirmative vote on Proposal No. 3, we are proposing to amend and restate the Restated Certificate of Incorporation in its entirety. The amendments to the Restated Certificate of Incorporation proposed under Proposal No. 3 and Proposal No. 4 are set forth in Appendix A, with deletions indicated by strikeout and additions indicated by underline that will be made to the extent shareholders approve the amendments. The current provisions and proposed amendment described above are qualified in their entirety by reference to the actual text as set forth in Appendix A.

The Board of Directors also has approved conforming amendments to our Bylaws, subject to shareholder approval of this Proposal No. 4. The amendments to our Bylaws do not require shareholder approval.

In addition, if the shareholders approve this Proposal No. 4, we will eliminate obsolete provisions in our Restated Certificate of Incorporation relating to corporate business opportunities by a former major shareholder.

The affirmative vote of the holders of at least 80% of the voting power of all of our outstanding shares of common stock is required to approve this Proposal No. 4. Abstentions and broker non-votes will not count as votes in favor of the proposed amendment and restatement and accordingly will have the effect of votes against the proposal.

If this Proposal No. 4 is approved by the shareholders, the amendment to the Restated Certificate of Incorporation would become effective upon the filing with the Secretary of State of Delaware of a Certificate of Amendment, which filing is expected to take place shortly after the shareholders approve the amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL. PROXIES WILL BE VOTED “FOR” THE PROPOSAL UNLESS OTHERWISE SPECIFIED.

PROPOSAL NO. 5—APPROVAL OF OUR 2012 EQUITY INCENTIVE PLAN

Our Board of Directors believes that the effective use of stock-based long-term incentive compensation has been integral to our success in the past and is vital to our ability to achieve continued strong performance in the future. Accordingly, the Board of Directors is seeking shareholder approval of the Company’s 2012 Equity Incentive Plan (the “2012 Plan”). The Board of Directors and Compensation Committee approved the 2012 Plan on March 1, 2012, subject to shareholder approval at the 2012 annual meeting.

The following description of the 2012 Plan is a summary, does not purport to be a complete description of the 2012 Plan and is qualified in its entirety by the full text of the 2012 Plan. A copy of the 2012 Plan is attached to this proxy statement as Appendix B and is incorporated herein by reference. Shareholders are encouraged to review the 2012 Plan.

Description of the 2012 Plan

Introduction

The 2012 Plan authorizes the issuance of 1,500,000 shares of our common stock, plus the number of shares remaining available for future grants under the Company’s existing equity plans on the date the shareholders approve the 2012 Plan, which is the effective date of the 2012 Plan as described below. As of March     , 2012, there were             shares of our common stock remaining available for future grants under the Company’s existing equity plans. This number is not expected to change significantly prior to the date of our 2012 annual meeting of shareholders. Upon approval of the 2012 Plan by the Board of Directors, no further awards can be made under the Company’s existing equity plans.

The following table summarizes information regarding equity awards outstanding under the Company’s existing equity plans as of March     , 2012:

	Shares Subject to Options Outstanding	Restricted Shares Outstanding	Nonvested Performance Shares Outstanding
Weighted-Average Exercise Price of Options	$
Weighted-Average Remaining Term of Options

The number of shares available for issuance under the 2012 Plan will be increased by the number of shares subject to awards (made under the 2012 Plan or that were outstanding under the Company’s existing equity plans on the effective date of the 2012 Plan) that expire, are forfeited, or are settled in cash.

Under the terms of the 2012 Plan, the pool of shares available for issuance may be used for all types of equity awards available under the 2012 Plan, which include stock options, stock appreciation rights (“SARs”), restricted stock awards, stock unit awards and other stock-based awards, as described in more detail below.

Shareholder Approval Requirement

Shareholder approval of the 2012 Plan is necessary in order for us to (i) meet the shareholder approval requirements of the NYSE, (ii) take tax deductions for certain compensation resulting from awards granted under the 2012 Plan qualifying as performance-based compensation under Section 162(m) of the Code, and (iii) grant incentive stock options under the 2012 Plan.

Compensation Best Practices

The 2012 Plan incorporates a range of provisions that we believe constitute compensation best practices, including the following key features:

•

No Repricing or Replacement of Underwater Options or Stock Appreciation Rights. The 2012 Plan prohibits, without shareholder approval, actions to reprice, replace or repurchase options or SARs when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

•

No In-the-Money Option or Stock Appreciation Right Grants. The 2012 Plan prohibits the grant of options or SARs with an exercise price less than the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

•

Independent Administration. The Compensation Committee, which consists of only independent directors, will have overall administrative authority over the 2012 Plan if it is approved by shareholders, and only this committee may make awards to executive officers and directors.

•

Dividend Restrictions. Any dividends, distributions or dividend equivalents payable with respect to the unvested portion of a performance-based award will be subject to the same restrictions applicable to the underlying shares, units or share equivalents.

•	Compensation Recovery Policy. Awards under the 2012 Plan may be made subject to any compensation recovery policy adopted by our Board of Directors or the Compensation Committee.

Eligible Participants

All employees, consultants and advisors of our Company or any subsidiary, as well as all non-employee directors of the Company, will be eligible to receive awards under the 2012 Plan. As of March     , 2012, there were there were approximately     persons employed by our Company and its subsidiaries, approximately     persons providing service to our Company and its subsidiaries as contractors and seven non-employee members of our Board of Directors, all of whom would be eligible to receive awards under the 2012 Plan. Although not necessarily indicative of future grants under the 2012 Plan, approximately     of the eligible recipients, all of whom were employees and directors of the Company, were granted awards under the Company’s existing equity plans in 2011.

Administration

The 2012 Plan will be administered by the Compensation Committee. To the extent consistent with applicable law, the Compensation Committee may delegate its duties, power and authority under the 2012 Plan to any of its members, to officers of the Company with respect to awards to participants who are not directors or executive officers of the Company or, in connection with non-discretionary administrative duties, to one or more agents or advisors.

The Compensation Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares or amount of cash covered by each award, and the terms and conditions of the awards. The Compensation Committee may also establish and modify rules to administer the 2012 Plan, interpret the 2012 Plan and any related award agreement, cancel or suspend an award or the exercisability of an award, or modify the terms of outstanding awards to the extent permitted under the 2012 Plan. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a participant who would be adversely affected by such an amendment must consent to it.

Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2012 Plan also prohibits the Compensation Committee from repricing any outstanding “underwater” option or SAR without prior approval of the Company’s shareholders. For these purposes, “repricing” includes amending the terms of an underwater option or SAR to lower the exercise price, canceling an underwater option or SAR and granting in exchange replacement options or SARs having a lower exercise price or other forms of awards, or repurchasing the underwater option or SAR.

Subject to certain limits in the 2012 Plan, the Compensation Committee may also establish subplans or modify the terms of awards under the 2012 Plan with respect to participants resident outside of the United States or employed by a non-U.S. subsidiary in order to comply with local legal requirements or meet the objectives of the 2012 Plan.

Available Shares and Limitations on Awards

A maximum of 1,500,000 shares of common stock are available for issuance under the 2012 Plan, plus the total number of shares available for future grants under our existing equity plans on the effective date of the 2012 Plan, which will be approximately             shares. The shares of common stock covered by the 2012 Plan are authorized but unissued shares or treasury shares. Under the terms of the 2012 Plan, the number of shares of common stock subject to options or SARs granted to any one participant during a calendar year may not exceed 500,000, and the number of shares subject to performance-based awards other than options or SARs that may be granted to any one participant during any calendar year may not exceed 500,000. These share limitations are subject to adjustment for changes in the corporate structure or shares of the Company, as described below. Payouts of performance-based awards denominated in cash may not exceed $5,000,000 to any one participant during any calendar year.

Shares of common stock that are issued under the 2012 Plan or that are potentially issuable pursuant to outstanding awards will reduce the maximum number of shares remaining available for issuance under the 2012 Plan by one share for each share issued or issuable pursuant to an award.

Any shares of common stock subject to an award under the 2012 Plan, or to an award under one of the Company’s existing equity plans that was outstanding on the effective date of the 2012 Plan, that expires, is forfeited, or is settled or paid in cash will, to the extent of such expiration, forfeiture or settlement, automatically again become available for issuance under the 2012 Plan. In addition, any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares repurchased by the Company using option exercise proceeds and any shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise may be used again for new grants.

Awards granted under the 2012 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity acquired by our Company or any of its subsidiaries (referred to as “substitute awards”) will not reduce the number of shares of common stock authorized for issuance under the 2012 Plan. Additionally, if a company acquired by our Company or any of its subsidiaries has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the 2012 Plan and will not reduce the shares authorized for issuance under the 2012 Plan, but only if the awards are made to individuals who were not employed by or providing services to our Company or any of its subsidiaries immediately prior to such acquisition.

Share Adjustment Provisions

If certain transactions with the Company’s shareholders occur that cause the per share value of the common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), the Compensation Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2012 Plan, (ii) outstanding awards as to the class, number of shares and price per share, and (iii) award limitations prescribed by the 2012 Plan. Other types of transactions may also affect the common stock, such as reorganizations, mergers or consolidations. If there is such a transaction and the Compensation Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2012 Plan, the Compensation Committee will make such adjustments as it may deem equitable.

Types of Awards

The 2012 Plan allows the Company to award eligible recipients stock options, SARs, restricted stock awards, stock unit awards, other stock-based awards and cash incentive awards. These types of awards are described in more detail below.

Options. Employees of our Company or any subsidiary may be awarded options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code, and any eligible recipient may be awarded options to purchase common stock that do not qualify as incentive stock options, referred to as “non-statutory options.” The exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of common stock on the date of grant, unless the option is granted as a substitute award as described earlier. “Fair market value” under the 2012 Plan as of any date means the closing sale price for a share of common stock on the NYSE on that date. As of March     , 2012, the closing sale price of a share of common stock on the NYSE was $            .

The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Compensation Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to the Company (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by the Company. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.

An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Compensation Committee, and no option may have a term greater than 10 years from its date of grant.

The aggregate fair market value of shares of common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as non-statutory options.

Stock Appreciation Rights. A SAR is the right to receive a payment from the Company, in the form of shares of common stock, cash or a combination of both, equal to the difference between (i) the fair market value of a specified number of shares of common stock on the date of exercise of the SAR, and (ii) the aggregate exercise price under the SAR of that number of shares. SARs will be subject to such terms and conditions, consistent with the other provisions of the 2012 Plan, as may be determined by the Compensation Committee. The Compensation Committee will have the sole discretion to determine the form in which payment of SARs will be made to a participant.

The exercise price per share of a SAR will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of one share of common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. A SAR will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Compensation Committee, and no SAR may have a term greater than 10 years from its date of grant.

Restricted Stock Awards. A restricted stock award is an award of common stock that vests at such times and in such installments as may be determined by the Compensation Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Compensation

Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously employed by, or in the service of, the Company or a subsidiary for a certain period or that the participant or the Company (or any subsidiary or business unit of the Company) satisfy specified performance criteria. Unless otherwise specified by the Compensation Committee, a participant who receives a restricted stock award will have all of the rights of a shareholder, including the right to vote the shares of restricted stock.

Stock Unit Awards. A stock unit award is a right to receive the fair market value of one or more shares of common stock, payable in cash, shares of common stock, or a combination of both, that vests at such times and in such installments as may be determined by the Compensation Committee. Until it vests, a stock unit award is subject to restrictions on transferability and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2012 Plan, as may be determined by the Compensation Committee.

Other Stock-Based Awards. The Compensation Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in common stock under the 2012 Plan. The Compensation Committee has complete discretion in determining the terms and conditions of such awards.

Cash Incentive Awards. The Compensation Committee may grant performance-based awards that are settled in cash or other forms of awards under the 2012 LTIP or a combination thereof. The Compensation Committee has complete discretion in determining the amount, terms and conditions of such awards.

Dividends and Dividend Equivalents

No dividends are payable on options or SARs. Any dividends or distributions paid with respect to unvested shares of restricted stock will be subject to the same restrictions as the shares to which such dividends or distributions relate, except for regular cash dividends on shares that are subject only to service-based vesting conditions. The Compensation Committee may provide that a recipient of a stock unit award or other stock-based award will be entitled to receive dividend equivalents on the units or other share equivalents subject to the award based on dividends actually declared on our outstanding common stock. Any dividend equivalents paid with respect to unvested units or share equivalents that are to subject performance-based vesting will be subject to the same restrictions as the units or share equivalents to which such dividend equivalents relate.

Term and Amendment of the 2012 Plan

Unless terminated earlier, the 2012 Plan will terminate on the tenth anniversary of its approval by our shareholders. Awards outstanding under the 2012 Plan at the time it is terminated may continue to be exercised, earned or become free of restriction, according to their terms. The Board of Directors may suspend or terminate the 2012 Plan or any portion of it at any time. The Board of Directors may amend the 2012 Plan from time to time, but no amendments to the 2012 Plan will be effective without shareholder approval if such approval is required under applicable laws or regulations or under the rules of the NYSE, including shareholder approval for any amendment that seeks to modify the prohibition on underwater option re-pricing discussed above.

Termination, suspension or amendment of the 2012 Plan will not adversely affect any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or stock exchange rules.

Transferability of Awards

In general, no right or interest in any award under the 2012 Plan may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered. However, the Compensation Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a qualified domestic relations order. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.

Performance-Based Compensation Under Section 162(m)

The Compensation Committee may grant restricted stock, stock unit, other stock-based awards or cash incentive awards under the 2012 Plan to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be “performance-based compensation” within the meaning of Section 162(m) in order to preserve the deductibility of those awards for federal income tax purposes. Under current IRS interpretations, “covered employees” of a company are its chief executive officer and any other executive officer (other than the chief financial officer) who is among the three other most highly compensated executive officers employed by the company at a year end. Participants are entitled to receive payment for a Section 162(m) performance-based award for any given performance period only to the extent that pre-established performance goals set by the Compensation Committee for the performance period are satisfied. Options and SARs granted under the 2012 Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes.

The pre-established performance goals set by the Compensation Committee must be based on one or more of the following performance criteria specified in the 2012 Plan: revenue; earnings before interest, taxes, depreciation and amortization (“EBITDA”); funds from operations; funds from operations per share; operating income; pre- or after-tax income; production levels; proved, probable and/or possible reserve levels and/or additions; discounted present value of proved, probable and/or possible reserves; cash available for distribution; cash available for distribution per share; net earnings; earnings per share; return on equity; return on assets; share price performance; improvements in the Company’s attainment of expense levels; implementation or completion of critical projects; return on capital employed; debt, credit or other leverage measures or ratios; capital expenditures; finding and development costs; property or mineral leasehold acquisitions or disposition; improvement in cash flow, either before or after tax; and any combination or derivation of any of the foregoing.

The Compensation Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon corporate, group, unit, division, subsidiary or individual performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies or other external measures. The Compensation Committee will define in an objective fashion the manner of calculating the performance goals based on the performance criteria it selects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). In determining the actual amount to be paid with respect to an individual performance-based award for a performance period, the Compensation Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

Approval of the 2012 Plan at the annual meeting of shareholders will be deemed to include, among other things, approval of the eligibility of executive officers and other employees to participate in the 2012 Plan, the performance criteria upon which awards intended to be “performance-based compensation” under Section 162(m) may be made, and the qualification of options and SARs granted under the 2012 Plan as “performance-based compensation” for purposes of Section 162(m).

Change in Control of the Company

For purposes of the 2012 Plan, the following terms have the meanings indicated:

•	A “Change in Control” of the Company generally occurs if (i) a person or group acquires 30% or more of our Company’s outstanding voting power or outstanding shares, (ii) certain changes occur in the composition of the board of directors, or (iii) a Corporate Transaction is consummated (unless our Company’s voting securities immediately prior to the transaction continue to represent a majority of the voting power of our Company or the surviving entity immediately after the transaction).

•

A “Corporate Transaction” means (i) a reorganization, merger or consolidation of the Company, or (ii) a sale or disposition of all or substantially all of the assets of the Company in one or a series of transactions.

If a Change in Control of our Company that involves a Corporate Transaction occurs, then the consequences will be as described below unless the Compensation Committee provides otherwise in an applicable award agreement:

•

Unless the Compensation Committee elects to provide for the continuation, assumption or replacement of any outstanding award or a cancellation in exchange for a payment, each as described below, then (i) all outstanding options and SARs will become fully exercisable for a period of time prior to the effective time of the Corporate Transaction and will then terminate at the effective time of the Corporate Transaction and (ii) all other awards will fully vest immediately prior to the effective time of the Corporate Transaction. In the case of performance-based awards, the number of shares that become fully exercisable or fully vested or the settlement amount of a cash incentive award, as the case may be, will be calculated by deeming all performance measures to have been satisfied at targeted performance, unless the Compensation Committee determines that vesting at a level in excess of the targeted performance is appropriate.

•

The Compensation Committee may instead provide that if and to the extent that outstanding awards are not accelerated, the surviving or successor entity may continue, assume or replace awards outstanding as of the date of the Corporate Transaction. The Compensation Committee may further provide that if any outstanding award is continued, assumed or replaced by the surviving or successor entity in connection with such Corporate Transaction, and if within a specified period of time after the Change in Control a participant’s employment or other service is involuntarily terminated without cause, then (i) each of the participant’s outstanding options and SARs will become exercisable in full and remain exercisable for a period of time determined by the Compensation Committee, and (ii) each of the participant’s unvested restricted stock awards, stock unit awards, other stock-based awards and cash incentive awards will fully vest.

•

Alternatively, the Compensation Committee may elect to terminate awards upon a Corporate Transaction in exchange for a payment with respect to each equity award in an amount equal to the excess, if any, between the fair market value of the consideration to be received in the Corporate Transaction for the shares subject to the award immediately prior to the effective date of such Corporate Transaction over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment). In the case of performance-based awards, the number of shares that are subject to an award or the settlement amount of a cash incentive award, as the case may be, will be calculated by deeming all performance measures to have been satisfied at targeted performance, unless the Compensation Committee determines that vesting at a level in excess of the targeted performance is appropriate.

If a Change in Control of our Company that does not involve a Corporate Transaction occurs, the Compensation Committee may provide that (i) any award will become fully vested and exercisable upon the Change in Control or upon the involuntary termination of the participant without cause within a specified amount of time following the Change in Control, (ii) any option or SAR will remain exercisable during all or some portion of its remaining term, or (iii) awards will be canceled in exchange for payments in a similar manner as described above with respect to a Change in Control involving a Corporate Transaction.

Effect of Termination of Employment or Other Services

If a participant ceases to be employed by or provide other services for our Company and all subsidiaries, awards under the 2012 Plan then held by the participant will be treated as set forth below unless provided otherwise in the applicable award agreement:

•	Upon termination for cause, all unexercised options and SARs and all unvested portions of any other outstanding awards shall be immediately forfeited.

•	Upon termination for any other reason, all unvested and unexercisable portions of any outstanding awards shall be immediately forfeited.

•

Upon termination for any reason other than cause, death or disability, the currently vested and exercisable portions of options and SARs may be exercised for three months after such termination, provided that if a participant dies during such three-month period, the vested and exercisable portions of the options and SARs may be exercised for one year after the date of termination.

•	Upon termination due to death or disability, the currently vested and exercisable portions of options and SARs may be exercised for one year after such termination.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the 2012 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Non-Statutory Options. If a participant is granted a non-statutory option under the 2012 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Incentive Stock Options. If a participant is granted an incentive stock option under the 2012 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for non-statutory options will apply.

Other Awards. The current federal income tax consequences of other awards authorized under the 2012 Plan generally follow certain basic patterns. SARs are taxed and deductible in substantially the same manner as non-statutory options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a participant in an amount equal to the fair market value of the shares received (determined as if the shares were not subject to any risk of forfeiture) at the time the restrictions lapse and the shares vest, unless the participant elects under Section 83(b) of the Code to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards and cash incentive awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) of the Code. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as “performance-based compensation.” The 2012 Plan is designed to meet the requirements of Section 162(m), but awards other than options and SARs granted under the 2012 Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established performance goals.

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the 2012 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax, and would be required to pay interest on the tax that would have been paid but for the deferral. The 2012 Plan will be administered in a manner intended to comply with Section 409A.

New Plan Awards

No awards will be made under the 2012 Plan until after it has been approved by our shareholders. Because all awards under the 2012 Plan are within the discretion of the Compensation Committee, neither the number nor the type of future 2012 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable.

The Compensation Committee did, however, approve on February     , 2012 equity awards under the Company’s existing equity plans that are summarized in the table below. These awards were made from shares available under the existing equity plans without regard to the proposed 2012 Plan and are not contingent upon shareholder approval of the proposed 2012 Plan.

Name and Position	Number of Option Shares Granted	Number of Performance Shares Granted	Number of Restricted Shares Granted
Fredrick J. Barrett Chairman; Chief Executive Officer; and President	87,052	29,360	14,680
R. Scot Woodall Chief Operating Officer	52,232	17,616	8,808
Robert W. Howard Chief Financial Officer; and Treasurer	40,436	13,640	6,820
Francis B. Barron Executive Vice President—General Counsel; and Secretary	25,980	8,764	4,384
Kurt M. Reinecke Executive Vice President—Exploration	30,296	10,220	5,112
All executive officers as a group
All other employees as a group
All non-employee directors as a group

The stock options granted are exercisable at $27.25 per share, the closing price on the NYSE on the date of grant, until February 16, 2019, with 25% of the options being exercisable on each of February 16, 2013, 2014, 2015, and 2016. Up to 200% of the performance share awards can vest on May 1, 2015 if the recipient continues to be an employee on that date and all performance metrics set by the Compensation Committee are met at the stretch (maximum) level. The shares of restricted stock vest 25% on each of February 16, 2013, 2014, 2015, and 2016 if the recipient continues to be an employee on each of those dates.

Vote Required

The affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve this Proposal No. 5. Broker non-votes will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR 2012 EQUITY INCENTIVE PLAN. PROXIES WILL BE VOTED “FOR” THE PROPOSAL UNLESS OTHERWISE SPECIFIED.

PROPOSAL NO. 6—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Deloitte & Touche LLP, 555 Seventeenth Street, Suite 3600, Denver, Colorado 80202, as our independent registered public accounting firm to examine and audit our financial statements for the year ending December 31, 2012. Services provided to us by Deloitte & Touche LLP during 2011 are described under “Fees to Independent Auditors” below. The Audit Committee has considered the audit fees and other fees paid to Deloitte & Touche LLP, as discussed below, and has determined that the payment of such fees is compatible with maintaining the independence of Deloitte & Touche LLP. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will be given the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions.

Although ratification by the shareholders is not required by law, the Board has determined that it is desirable to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of financial controls and reporting. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the Audit Committee believes that such a change would be in the best interests of our shareholders and us. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee may reconsider its selection.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2012 requires the affirmative vote of a majority of the votes cast affirmatively or negatively. Broker non-votes will have no effect on the outcome of the proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP. PROXIES WILL BE VOTED “FOR” THE PROPOSAL UNLESS OTHERWISE SPECIFIED.

Fees to Independent Auditors

Audit Fees

The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for its audit of our annual financial statements, its review of our quarterly financial statements, and the audit of our internal controls as required under the Sarbanes-Oxley Act of 2002, were $605,000 and $625,000 for 2010 and 2011, respectively.

Audit-Related Fees

The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for assurance and related services that are reasonably related to the performance of audit or review of our financial statements for 2011 were $70,400. The 2011 fees were incurred in connection with the review of documents with regard to our senior notes offering in September 2011. We did not incur any additional audit-related fees in 2011.

Tax Fees

None.

All Other Fees

None.

Audit Committee Pre-Approval

Our Audit Committee Charter provides that either (1) the Audit Committee shall pre-approve all auditing and non-auditing services of the independent auditor, subject to de minimis exceptions for other than audit, review, or attest services that are approved by the Audit Committee prior to completion of the audit; or (2) that the engagement of the independent auditor be entered into pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service. The Audit Committee pre-approved all of Deloitte & Touche LLP’s fees for audit services in 2010 and 2011. Except as indicated above, there were no fees other than audit and audit-related fees for 2010 and 2011, and Deloitte & Touche LLP performed all the services described above with its full-time permanent employees.

OTHER BUSINESS

The Board of Directors is not aware of any other matters that are to be presented at the annual meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the annual meeting, the shareholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, will vote on such matters in accordance with their judgment. See “Proposals By Individual Shareholders; Discretionary Authority To Vote Proxies” below.

PROPOSALS BY INDIVIDUAL SHAREHOLDERS;

DISCRETIONARY AUTHORITY TO VOTE PROXIES

In order to be considered for inclusion in our proxy statement and form of proxy relating to the next annual meeting of shareholders following the end of our 2012 fiscal year, proposals by individual shareholders must be received by us no later than December 5, 2012. Shareholder proposals also must comply with certain SEC rules and regulations.

Proposals that are not included in our proxy statement will be considered timely and may be presented at next year’s annual meeting only if the advance notice provisions of our Bylaws are satisfied. To be considered timely, proposals by shareholders generally must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the previous year’s annual meeting of shareholders. If the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting or if no such meeting was held in the preceding year, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (a) the 90th day prior to such annual meeting or (b) the 10th day following the day on which public announcement of the date of such meeting is first made. A shareholder must also comply with certain other provisions of our Bylaws. A description of the procedures that must be followed by shareholders submitting proposals to nominate directors is described in greater detail above under “Proposal No. 1—Election of Directors.” For a copy of our Bylaws, please check our website at www.billbarrettcorp.com (click on Corporate Governance under Investor Relations) or contact our Corporate Secretary at 1099 18th Street, Suite 2300, Denver, Colorado 80202.

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy solicitation materials, we and some brokers may take advantage of the SEC’s “householding” rules. These householding rules permit the delivery of only one set of proxy solicitation materials to shareholders who share the same address, unless otherwise requested. Any shareholder of record who shares an address with another shareholder of record and who has received only one set of proxy solicitation materials may receive a separate copy of those materials, without charge and/or request future delivery of separate materials upon writing our Corporate Secretary at 1099 18th Street, Suite 2300, Denver, Colorado 80202 or calling (303) 293-9100. Likewise, any shareholder of record who shares an address with another shareholder of record and who has received multiple sets of proxy solicitation materials may request future delivery of a single copy of those materials upon writing our Corporate Secretary at 1099 18th Street, Suite 2300, Denver, Colorado 80202 or calling (303) 293-9100.

AVAILABILITY OF REPORTS ON FORM 10-K

UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011 TO ANY OF OUR SHAREHOLDERS OF RECORD, OR TO ANY SHAREHOLDER WHO OWNS OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER AS NOMINEE, AT THE CLOSE OF BUSINESS ON MARCH 13, 2012. ANY REQUEST FOR A COPY OF OUR ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO OUR CORPORATE SECRETARY, BILL BARRETT CORPORATION, 1099 18th STREET, SUITE 2300, DENVER, COLORADO 80202, OR BY CALLING (303) 293-9100.

This notice and proxy statement are sent by order of the Board of Directors.

Dated: April [ ], 2012	Francis B. Barron Corporate Secretary

* * * * *

APPENDIX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BILL BARRETT CORPORATION ~~(Originally incorporated on April 29, 2002)~~

Bill Barrett Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, hereby certifies as follows:

1. The original Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 29, 2002 under the name Bill Barrett Corporation.

2. This Amended and Restated Certificate of Incorporation restates, integrates and further amends the Restated Certificate of Incorporation of the Corporation.

3. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 and 245 of the Delaware General Corporation Law.

4. The Restated Certificate of Incorporation of the Corporation is hereby restated, integrated and further amended to read in its entirety as follows:

FIRST: The name of the corporation is Bill Barrett Corporation (hereinafter referred to as the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at that address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

FOURTH: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 225,000,000, consisting of 150,000,000 shares of Common Stock, par value $.001 per share (the “Common Stock”), and 75,000,000 shares of Preferred Stock, par value $.001 per share (the “Preferred Stock”).

B. The ~~board~~Board of ~~directors~~Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation. Pursuant to the authority conferred by this Article Fourth, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions therefor as are stated and expressed in Exhibit A attached hereto and incorporated herein by reference:

Exhibit A: Series A Junior Participating Preferred Stock

C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or otherwise.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the ~~board~~Board of ~~directors~~Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The directors of the Corporation need not be elected by written ballot unless the bylaws so provide.

C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D. Special meetings of stockholders of the Corporation may be called only by the ~~board~~Board of ~~directors~~Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Amended and Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

SIXTH: A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors, the number of directors shall be fixed from time to time exclusively by the ~~board~~Board of ~~directors~~Directors pursuant to a resolution adopted by a majority of the Whole Board. ~~The directors~~At each annual meeting of stockholders commencing with the 2013 annual meeting of stockholders, the directors whose terms shall then expire, other than those who may be elected by the holders of any series of Preferred Stock, shall be ~~divided into three classes, with the term of office of the first class to expire at the 2005 annual meeting of stockholders, the term of office of the second class to expire at the 2006 annual meeting of stockholders and the term of office of the third class to expire at the 2007 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire (other than directors elected by the holders of any series of Preferred Stock) shall be~~ elected for a one year term ~~of office to expire~~expiring at the ~~third~~next succeeding annual meeting of stockholders ~~after their election, with each director to~~. Directors (or such directors’ successors) whose terms expire at the 2013 annual meeting of stockholders shall be elected to hold office for a one year term expiring at the 2014 annual meeting of stockholders; directors (or such directors’ successors) whose terms expire at the 2014 annual meeting of stockholders shall be elected to hold office for a one year term expiring at the 2015 annual meeting of stockholders; and directors (or such directors’ successors) whose terms expire at the 2015 annual meeting of stockholders shall be elected to hold office for a one year term expiring at the 2016 annual meeting of stockholders. A director shall hold office until his or her successor shall have been duly elected and qualified, ~~and if~~subject to his or her prior death, resignation, retirement, disqualification or removal from office. If authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the

~~board~~Board of ~~directors~~Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the ~~board~~Board of ~~directors~~Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders)~~, and directors~~. Directors so chosen shall serve for a term expiring at the next annual meeting of stockholders ~~at which the term of office of the class to which they have been chosen expires~~ or until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

C. At any meeting of the Board of Directors, a majority of the total number of the Whole Board shall constitute a quorum for all purposes. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors.

D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation. Except as provided in such advance notice provision, the Bylaws shall not contain any provision imposing director qualifications.

E. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire ~~board~~Board of ~~directors~~Directors, may be removed from office at any time, ~~but only for~~with or without cause ~~and only~~, by the affirmative vote of the holders of at least ~~eighty percent (80%)~~a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class~~.~~; provided, however, that no director serving the remaining portion of a multi-year term may be removed during such multi-year term except for cause.

SEVENTH: The ~~board~~Board of ~~directors~~Directors is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the ~~board~~Board of ~~directors~~Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least ~~eighty percent (80%)~~a majority of the voting power of all of the then-outstanding shares of ~~the~~ capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the bylaws of the Corporation.

EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH~~: The capitalized terms in this Article NINTH shall have the meanings ascribed to them below in paragraph C of this Article NINTH.~~

~~A. The Corporation hereby renounces any interest or expectancy in any business opportunity, transaction or other matter in which any member of the Series B Group (as defined below) participates or desires or seeks to participate in and that involves any aspect of the oil and natural gas business or industry (each, a “Business Opportunity”) other than a Business Opportunity that (i) is presented to a Series B Nominee solely in such person’s capacity as a director of the Corporation and with respect to which no other member of the Series B Group (other than a Series B Nominee) independently receives notice or otherwise identifies such Business Opportunity or (ii) is identified by the Series B Group solely through the disclosure of information by or on behalf of the Corporation (each Business Opportunity other than those referred to in clauses (i) or (ii) are referred to as a “Renounced Business Opportunity”). No Member of the Series B Group, including any Series B Nominee, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Corporation, and any member of the Series B Group may pursue a Renounced Business Opportunity.~~

~~B. Any Person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have consented to these provisions. For avoidance of doubt, such deemed consent shall not constitute the admission or agreement of such Person that such Person or a member of the Series B Group (x) shall have an obligation to communicate or offer to the Corporation a Business Opportunity referred to in clause (i) or (ii) of the first sentence of paragraph (a) of this ARTICLE NINTH or (y) may not pursue such Business Opportunity.~~

~~C. As used in this ARTICLE NINTH, the following definitions shall apply:~~

~~(i) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.~~

~~(ii) “Person” means an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, custodian, trustee-executor, administrator, nominee or entity.~~

~~(iii) “Series B Group” means Warburg Pincus Private Equity VIII, L.P., GS Capital Partners 2000, L.P., and JP Morgan Partners, any Affiliate of Warburg Pincus Private Equity VIII, L.P., GS Capital Partners 2000, L.P., or JP Morgan Partners (other than the Corporation and its subsidiaries), any Series B Nominee, and any portfolio company in which Warburg Pincus Private Equity VIII, L.P., GS Capital Partners 2000, L.P., JP Morgan Partners or any of their Affiliates have an equity investment (other than the Corporation).~~

~~(iv) “Series B Nominee” means any officer, director, partner, employee or other agent of Warburg Pincus Private Equity VIII, L.P., GS Capital Partners 2000, L.P., or JP Morgan Partners or any Affiliate of Warburg Pincus Private Equity VIII, L.P., GS Capital Partners 2000, L.P., or JP Morgan Partners (other than the Corporation or its subsidiaries) who serves as a Director of the Corporation. TENTH~~: The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least ~~eighty percent (80%)~~a majority of the voting power of all of the then-outstanding shares of ~~the~~ capital stock of the Corporation entitled to vote generally in the election of ~~Directors~~directors, voting together as a single class, shall be required to amend or repeal this Article ~~TENTH~~NINTH, Article FIFTH, Article SIXTH, Article SEVENTH, or Article EIGHTH.

IN WITNESS WHEREOF, ~~this~~the undersigned hereby signs this Amended and Restated Certificate of Incorporation~~, which only restates and integrates and does not further amend the provisions of the Restated Certificate of Incorporation of this Corporation as heretofore amended or supplemented, there being no discrepancies between those provisions and the provisions of this Restated Certificate of Incorporation, and it having been duly adopted by the Corporation’s Board of Directors in accordance with Section 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer this 15th day of December 2004.~~ on this day of                     , 2012.

BILL BARRETT CORPORATION

By:	~~/s/ Francis B. Barron~~
	Name:	Francis B. Barron
	Title:	~~Senior~~Executive Vice President—General Counsel and Secretary

APPENDIX B

BILL BARRETT CORPORATION

2012 EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the Bill Barrett Corporation 2012 Equity Incentive Plan (the “Plan”) is to enhance the ability of Bill Barrett Corporation (the “Company”) and its Subsidiaries to attract and retain officers, employees, directors and consultants of outstanding ability and to provide selected officers, employees, directors and consultants with an interest in the Company parallel to that of the Company’s stockholders to align the interests of those Participants with the Company’s stockholders, providing Participants with a strong incentive to put forth the maximum effort for the continued success and growth of the Company.

2. Definitions. In this Plan, the following definitions will apply.

(a) “Affiliate” means any corporation that is a Subsidiary or Parent of the Company.

(b) “Agreement” means the written or electronic agreement or notice evidencing an Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.

(c) “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, an Other Stock-Based Award or a Cash Incentive Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate or, in the absence of any such then-effective agreement or definition, means (i) the Participant’s failure to perform the duties reasonably assigned to him or her by the Company or Affiliate, (ii) a good faith finding by the Company or any Affiliate of the Participant’s dishonesty gross negligence or misconduct, (iii) a material breach by the Participant of any written company employment policies or rules or (iv) the Participant’s conviction for, or his or her plea of guilty or nolo contendere to, a felony or any other crime that involves fraud, dishonesty or moral turpitude.

(f) “Cash Incentive Award” means an Award described in Section 11(a) of the Plan.

(g) “Change in Control” means one of the following:

(1) An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding Voting Securities or 30% or more of the shares of Stock outstanding, except that the following will not constitute a Change in Control:

(A) any acquisition of securities of the Company by an Exchange Act Person directly or indirectly from the Company for the purpose of providing financing to the Company;

(B) any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities or Stock as of the effective date of this Plan; or

(C) any Exchange Act Person becomes the beneficial owner of more than 30% of the combined voting power of the Company’s outstanding Voting Securities as the result of any repurchase or other acquisition by the Company of its Voting Securities;

If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of more than 30% of the combined voting power of the Company’s outstanding Voting Securities by one of the means described in those clauses, then a Change in Control shall be deemed to have occurred.

(2) Individuals who are Continuing Directors cease for any reason to constitute at least two-thirds of the members of the Board; or

(3) The consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, all or substantially all of the Persons who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, a majority of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity (or its Parent) resulting from such Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s Voting Securities.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in Section 2(f) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

(h) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

(i) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of the rules and regulations of the New York Stock Exchange, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m). If the Compensation Committee or a sub-committee of the Compensation Committee meets these criteria, the Compensation Committee or such sub-committee may serve as the Committee.

(j) “Company” means Bill Barrett Corporation, a Delaware corporation, or any successor thereto.

(k) “Continuing Director” means an individual (A) who is, as of the effective date of the Plan, a director of the Company, or (B) who is elected as a director of the Company subsequent to the effective date of the Plan and whose initial election, or nomination for initial election by the Company’s stockholders, was approved by a vote of at least two-thirds of the then Continuing Directors; provided, however, that no individual shall be considered a Continuing Director if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (defined as any solicitation subject to Rules 14a-1 to 14a-10 promulgated under the Exchange Act by any person or Group for the purpose of opposing a solicitation subject to Rules 14a-1 to 14a-10 by any other person or Group with respect to the election or removal of directors at any annual or special meeting of stockholders of the Company) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or Group other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

(l) “Corporate Transaction” means a reorganization, merger or consolidation of the Company or a sale or disposition (in one or a series of transactions) of all or substantially all of the assets of the Company.

(m) “Disability” means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).

(n) “Employee” means an employee of the Company or an Affiliate.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(p) “Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Subsidiary; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.

(q) “Fair Market Value” means the fair market value of a Share determined as follows:

(1) If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2) If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

(r) “Full Value Award” means an Award other than an Option Award, Stock Appreciation Right Award or Cash Incentive Award.

(s) “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(t) “Group” means two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

(u) “Non-Employee Director” means a member of the Board who is not an Employee.

(v) “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.

(w) “Other Stock-Based Award” means an Award described in Section 11(b) of this Plan.

(x) “Parent” means a “parent corporation,” as defined in Code Section 424(e).

(y) “Participant” means a person to whom an Award is or has been made in accordance with the Plan.

(z) “Performance-Based Compensation” means an Award to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Section 162(m)(3) of the Code) and that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

(aa) “Plan” means this Bill Barrett Corporation 2012 Equity Incentive Plan, as amended and in effect from time to time.

(bb) “Prior Plans” means, collectively, the Company’s 2008 Stock Incentive Plan, 2004 Stock Incentive Plan, 2003 Stock Option Plan and 2002 Stock Option Plan (each, a “Prior Plan”).

(cc) “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(dd) “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services or upon the entity for which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(ee) “Service Provider” means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.

(ff) “Share” means a share of Stock.

(gg) “Stock” means the common stock, $0.001 par value, of the Company.

(hh) “Stock Appreciation Right” or “SAR” means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(ii) “Stock Unit” means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(jj) “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(kk) “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

(ll) “Voting Securities” of an entity means the outstanding securities entitled to vote generally in the election of directors (or comparable equity interests) of such entity.

3. Administration of the Plan.

(a) Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

(b) Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1) determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares or amount of cash covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2) cancelling or suspending an Award or the exercisability of an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 15(d) and 15(e);

(3) establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement made under the Plan, and making all other determinations necessary or desirable for the administration of the Plan; and

(4) taking such actions as are described in Section 3(c) with respect to Awards to foreign Service Providers.

(c) Awards to Foreign Service Providers. The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

(d) Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(h). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more executive officers of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(e) Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

(f) Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

4. Shares Available Under the Plan.

(a) Maximum Shares Available. Subject to Section 4(b) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 1,500,000, plus any Shares remaining available for future grants under the Prior Plans on the effective date of this Plan. After the effective date of the Plan, no additional awards may be granted under the Prior Plans. Shares issued under the Plan shall come from authorized and unissued Shares or treasury Shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

(1) Shares that are subject to Awards shall be counted against the share reserve as one Share for every one Share granted.

(2) Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve prior to the settlement of the Award shall be the target number of Shares that could be received under that particular Award.

(3) Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(b) Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under a Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that is forfeited or expires or is settled for cash shall, to the extent of such forfeiture, expiration or cash settlement, again become available for Awards under this Plan. In addition, the following Shares shall again become available for Awards or increase the number of Shares available for grant under Section 4(a): (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of a stock option issued under this Plan or a Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or Prior Plan Award, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or a Prior Plan, and (iv) Shares subject to a stock appreciation right issued under this Plan or a Prior Plan that are not issued in connection with the stock settlement of that stock appreciation right upon its exercise.

(c) Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

(d) No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, and in connection with any calculation under the Plan that would otherwise result in the issuance or withholding of a fractional Share, the number of Shares shall be rounded down to the nearest whole Share.

(e) Individual Option and SAR Limit. The aggregate number of Shares subject to Options and/or Stock Appreciation Rights granted during any calendar year to any one Participant shall not exceed 500,000 Shares.

5. Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees.

6. General Terms of Awards.

(a) Award Agreement. Except for any Award that involves only the immediate issuance of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

(b) Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date), such vesting conditions as are determined by the Committee, and any applicable performance period.

(c) Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a qualified domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the termination of Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

(d) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award payable on or after the Participant’s death. Any such designation shall be on a written or electronic form approved by the Company and shall be effective upon its receipt by the Company or an agent selected by the Company.

(e) Termination of Service. Unless otherwise provided in an Agreement, and subject to Section 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or Stock Appreciation Right, as applicable):

(1) Upon termination of Service for Cause, all unexercised Options and SARs and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

(2) Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.

(3) Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period ending at 5:00 p.m. Mountain Time on the day that is three months after the date of such termination, regardless of whether such day is a business day, provided that if a Participant thereafter dies during such three month period, the vested and exercisable portions of the Options and SARs may be exercised for a period ending at 5:00 p.m. Mountain Time on the day that is one year after the date of such termination, regardless of whether such day is a business day.

(4) Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period ending at 5:00 p.m. Mountain Time on the day that is one year after the date of such termination, regardless of whether such day is a business day.

(f) Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

(g) Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, group, unit, division, Affiliate or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-

Based Compensation shall additionally be subject to the requirements of Section 17 of this Plan. Except as provided in Section 17 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance goals upon the occurrence of certain events, which may include a Change of Control, a recapitalization, a change in the accounting practices of the Company, or the Participant’s death or Disability.

(h) Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR. Any dividends or distributions paid with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate, except for regular cash dividends on Shares subject to the unvested portion of a Restricted Stock Award that is subject only to service-based vesting conditions. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents on the units or other Share equivalents subject to the Award based on dividends actually declared on outstanding Shares. The terms of any dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Dividend equivalents paid with respect to units or Share equivalents that are subject to the unvested portion of a Stock Unit Award or an Other Stock-Based Award whose vesting is subject to the satisfaction of specified performance objectives will be subject to the same restrictions as the units or Share equivalents to which such dividend equivalents relate. The Committee may, in its discretion, provide in an Agreement for restrictions on dividends and dividend equivalents in addition to those specified in this Section 6(h).

7. Stock Option Awards.

(a) Type and Exercise Price. The Agreement pursuant to which an Option is granted shall specify whether the Option is an Incentive Stock Option or a Non-Statutory Stock Option. The exercise price at which each Share subject to an Option may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b) Payment of Exercise Price. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including payment under a broker-assisted sale and remittance program acceptable to the Committee or by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

(c) Exercisability and Expiration. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. No Option shall be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.

(d) Incentive Stock Options.

(1) An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option’s Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount required pursuant to the Code. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the maximum number of Shares that may be the subject of Awards and issued under the Plan as provided in the first sentence of Section 4(a).

(2) No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.

(3) For purposes of continued Service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

(4) If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Statutory Stock Option.

(5) The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

8. Stock Appreciation Rights.

(a) Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR of the number of Shares as to which the SAR is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b) Exercise of SAR. Each Stock Appreciation Right may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR shall be exercisable at any time after its scheduled expiration. When a SAR is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR.

9. Restricted Stock Awards.

(a) Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award and may correspondingly provide for Company repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

(b) Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more stock certificates issued in the name of the Participant. Any such stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the corresponding transfer restrictions and restrictive legend will be removed from the book-entry evidencing such Shares or the certificate evidencing such Shares, and any such certificate shall be delivered to the Participant. Such vested Shares may, however, remain subject to additional restrictions as provided in Section 18(c). Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a stockholder, including the right to vote the Shares of Restricted Stock.

10. Stock Unit Awards.

(a) Vesting and Consideration. A Stock Unit Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

(b) Payment of Award. Following the vesting of a Stock Unit Award, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee. If the Stock Unit Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

11. Cash-Based and Other Stock-Based Awards.

(a) Cash Incentive Awards. A Cash Incentive Award shall be considered a performance-based Award for purposes of, and subject to, Section 6(g), the payment of which shall be contingent upon the degree to which one or more specified performance goals have been achieved over the specified performance period. Cash Incentive Awards may be granted to any Participant in such amounts and upon such terms and at such times as shall be determined by the Committee, and may be denominated in units that have a dollar value established by the Committee as of the Grant Date. Following the completion of the applicable performance period and the vesting of a Cash Incentive Award, payment of the settlement amount of the Award to the Participant shall be made at such time or times in the form of cash or other forms of Awards under the Plan (valued for these purposes at their grant date fair value) or a combination of cash and other forms of Awards as determined by the Committee and specified in the applicable Agreement. If a Cash Incentive Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

(b) The Committee may from time to time grant Stock and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

12. Changes in Capitalization, Corporate Transactions, Other Change in Control.

(a) Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718—Stock Compensation) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make equitable and appropriate adjustments to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

(b) Corporate Transactions. Unless otherwise provided in an applicable Agreement, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.

(1) Acceleration. Unless the Committee provides for the continuation, assumption or replacement of some or all outstanding Awards pursuant to Section 12(b)(2) or for the cancellation of some or all outstanding Awards in exchange for payment pursuant to Section 12(b)(3), all outstanding Awards under the Plan will be accelerated in the event of a Change in Control that involves a Corporate Transaction as follows: (i) all outstanding Options and SARs shall become fully exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, and (ii) all outstanding Full Value Awards and Cash Incentive Awards shall fully vest immediately prior to the effective time of the Corporate Transaction. In the case of performance-based Awards, the number of Shares that become fully exercisable or fully vested, as the case may be, or the settlement amount of a Cash Incentive Award will be calculated by deeming all performance measures to have been satisfied at targeted performance, unless the Committee determines that exercisability, vesting or settlement, as the case may be, at a level in excess of the targeted performance is appropriate. The Committee shall provide written notice of the period of accelerated exercisability of Options and SARs to all affected Participants. The accelerated exercisability of any Option or SAR pursuant to this Section 12(b)(1) and the exercise of any Option or SAR whose exercisability is so accelerated shall be conditioned upon the consummation of the Corporate Transaction, and any such exercise shall be effective only immediately before such consummation.

(2) Continuation, Assumption or Replacement of Awards. (A) In the event of a Change in Control that involves a Corporate Transaction, the Committee may provide that if and to the extent that outstanding Awards under the Plan are not accelerated, the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Sections 12(a) and 6(g)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 12(b)(2)(B). For purposes of this Section 12(b)(2)(A), an Award other than a Cash Incentive Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and provides for a vesting or exercisability schedule that is the same as or more favorable to the Participant.

(B) The Committee may provide in its discretion (in the applicable Agreement or otherwise) that if and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 12(b)(2)(A) above, and if a Participant experiences an involuntary termination of Service for reasons other than Cause within a specified amount of time following the Change in Control, then (i) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for a period of time to be determined by the Committee following the Participant’s termination of Service, and (ii) any Full Value Awards or Cash Incentive Awards that are not yet fully vested shall immediately vest in full.

(3) Payment for Awards. In the event of a Change in Control that involves a Corporate Transaction, the Committee may provide that if and to the extent that outstanding Awards under the Plan are not accelerated, then such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as follows: the payment for any canceled Award that was denominated in Shares shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to clause (i) of the preceding sentence is less than or equal to the amount determined pursuant to clause (ii) of the preceding sentence with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant. In the case of performance-based Awards, the number of Shares subject to an Award or the settlement amount of a Cash Incentive Award shall be calculated by deeming all performance measures to have been satisfied at targeted performance, unless the Committee determines that exercisability, vesting or settlement, as the case may be, at a level in excess of the targeted performance is appropriate. Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award surrendered, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

In the event of a Change in Control that involves a Corporate Transaction, any outstanding Award under this Plan that is not accelerated pursuant to Section 12(b)(1) must be continued, assumed or replaced pursuant to Section 12(b)(2) or canceled in exchange for payment pursuant to Section 12(b)(3). The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b).

(c) Other Change in Control. In connection with a Change in Control that does not involve a Corporate Transaction, the Committee may provide in its discretion (in the applicable Agreement or otherwise) for one or more of the following: (i) that any Award shall become fully vested and exercisable upon the occurrence of the Change in Control or upon the involuntary termination of the Participant without Cause within a specified amount of time following the Change in Control, (ii) that any Option or SAR shall remain exercisable during all or some specified portion of its remaining term, or (iii) that Awards shall be canceled in exchange for payments in a manner similar to that provided in Section 12(b)(3). The Committee will not be required to treat all Awards similarly in such circumstances.

(d) Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event the stockholders of the Company approve the complete dissolution or liquidation of the Company, all outstanding Awards shall vest and become fully exercisable, and will terminate immediately prior to the consummation of any such proposed action. The Committee will notify each Participant as soon as practicable of such accelerated vesting and exercisability and pending termination.

13. Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

14. Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a

Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (up to the Participant’s minimum statutory required tax withholding rate) through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

15. Effective Date, Duration, Amendment and Termination of the Plan.

(a) Effective Date. The Plan shall become effective on the date it is approved by the Company’s stockholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date. If the Company’s stockholders fail to approve the Plan within 12 months of its approval by the Board, the Plan shall be of no further force or effect.

(b) Duration of the Plan. The Plan shall remain in effect until all Shares subject to it shall be distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the “Termination Date”). Awards made before the Termination Date will continue to be outstanding in accordance with their terms unless limited in the applicable Agreement.

(c) Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.

(d) Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 18(i)(2).

(e) No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right granted under the Plan may be amended to decrease the exercise price thereof, be cancelled in exchange for the grant of any new Option or Stock Appreciation Right with a lower exercise price or any new Full Value Award, be repurchased by the Company or any Affiliate, or otherwise be subject to any action that would be treated under accounting rules or otherwise as a “repricing” of such Option or Stock Appreciation Right, unless such action is first approved by the Company’s stockholders.

16. Substitute Awards. The Committee may also grant Awards under the Plan in substitution for, or in connection with the assumption of, existing awards granted or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or an Affiliate is a party. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

17. Performance-Based Compensation.

(a) Designation of Awards. If the Committee determines at the time a Full Value Award or a Cash Incentive Award is granted to a Participant that such Participant is, or is likely to be, a “covered employee” for purposes of

Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 17 will be applicable to such Award, which shall be considered Performance-Based Compensation.

(b) Compliance with Code Section 162(m). If an Award is subject to this Section 17, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 17(d). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount payable in connection with an Award subject to this Section 17, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission. The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Section 12(a) to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 17 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as “performance-based compensation” under Code Section 162(m).

(c) Limitations. Subject to adjustment as provided in Section 12(a), the maximum number of Shares that may be the subject of Full Value Awards of Performance-Based Compensation that are denominated in Shares or Share equivalents and that are granted to any Participant during any calendar year shall not exceed 500,000 Shares. The maximum amount payable with respect to any Cash Incentive Awards and Full Value Awards that are denominated other than in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed $5,000,000.

(d) Performance Measures. For purposes of any Full Value Award or Cash Incentive Award considered Performance-Based Compensation subject to this Section 17, the performance measures to be utilized shall be limited to one or a combination of two or more of the following : revenue; earnings before interest, taxes, depreciation and amortization (“EBITDA”); funds from operations; funds from operations per share; operating income; pre- or after-tax income; production levels; proved, probable and/or possible reserve levels and/or additions; discounted present value of proved, probable and/or possible reserves; cash available for distribution; cash available for distribution per share; net earnings; earnings per share; return on equity; return on assets; share price performance; improvements in the Company’s attainment of expense levels; implementation or completion of critical projects; return on capital employed; debt, credit or other leverage measures or ratios; capital expenditures; finding and development costs; property or mineral leasehold acquisitions or disposition; improvement in cash flow, either before or after tax; and any combination or derivation of any of the foregoing. Any performance goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, Affiliate or individual performance.

18. Other Provisions.

(a) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. None of the Company, its Affiliates, the

Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b) Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(d) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(c) Compliance with Applicable Legal Requirements. No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan are not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any book-entry or stock certificate evidencing Shares issued under the Plan that are subject to such securities law restrictions shall be accompanied by or bear an appropriate restrictive legend.

(d) Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e) Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.

(f) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g) Code Section 409A. It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1) If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;

(2) If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

None of the Company, the Committee nor any other person involved with the administration of this Plan shall in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A. By accepting an Award under this Plan, each Participant acknowledges that the Company has no duty or obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A.

(h) Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 18(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i) Forfeiture and Compensation Recovery.

(1) The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(2) Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.